UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

GRIFFON CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

Time and Date:	10:00 a.m. Eastern Standard Time, on January 29, 2016
Place:	Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036
Items of Business:	1. Election of four directors for a term of three years
2. To conduct an advisory vote on executive compensation
3. Approval of the 2016 Equity Incentive Plan
4. Approval of the 2016 Performance Bonus Plan
5. Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2016
6. Any other matters that properly come before the meeting
Who may Vote:	You can vote if you were a stockholder at the close of business on December 11, 2015, the record date
Materials to Review:

This booklet contains our Notice of Annual Meeting and Proxy Statement. You may access this booklet, as well as our 2015 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, at the following website: http://www.astproxyportal.com/ast/03170

About Proxy Voting:

Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. Most stockholders are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxies as recommended by the Board of Directors. Most stockholders can also vote shares by following the Internet or telephone voting instructions provided on the proxy card. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this proxy statement and on the proxy card.

This proxy statement is dated December 17, 2015
and is being mailed with the form of proxy on or shortly after December 17, 2015.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules of the U.S. Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Friday, January 29, 2016 at 10:00 a.m. at 1095 Avenue of the Americas, New York, NY 10036. The Company’s Proxy Statement, 2015 Annual Report on Form 10-K and Annual Report to Stockholders will be available online at http://www.astproxyportal.com/ast/03170.

By Order of the Board of Directors

Seth L. Kaplan
Senior Vice President, General Counsel
and Secretary

ABOUT THE MEETING

Why did I receive these proxy materials?

Beginning on or shortly after December 17, 2015, this Proxy Statement is being mailed to stockholders who were stockholders as of the December 11, 2015 record date, as part of the Board of Directors’ solicitation of proxies for Griffon’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Griffon’s 2015 Annual Report to Stockholders and Annual Report on Form 10-K (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Griffon Corporation (referred to as “Griffon,” the “Company,” “we” or “us”) and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations. Our management prepared this proxy statement for the Board of Directors.

What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

As in past years, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. These stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our proxy statement and 2015 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Stockholders who have elected to receive the proxy materials electronically will be receiving an email on or about December 17, 2015 with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1.	The election of four directors for a term of three years

2.	To conduct an advisory vote on executive compensation

3.	Approval of the 2016 Equity Incentive Plan

4.	Approval of the 2016 Performance Bonus Plan

5.	The ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2016

We do not expect you to vote on any other matters at the meeting.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on December 11, 2015. Each share of stock is entitled to one vote.

How do I vote?

Voting by Proxy

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively such stockholders who receive a paper proxy card may vote by mail by signing and returning the mailed proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case, your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

Voting at the Meeting

If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting, or if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Griffon’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the approval, on an advisory basis, of the compensation of Griffon’s named executive officers as presented in this Proxy Statement, FOR approval of the 2016 Equity Incentive Plan, FOR approval of the 2016 Performance Bonus Plan and FOR the ratification of Grant Thornton LLP to serve as our independent registered public accounting firm, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one notice or proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC (“AST”) and its telephone number is 718-921-8200.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2015 Annual Report, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2015 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement or our 2015 Annual Report, stockholders may write or call our transfer agent at the following address and telephone number:

American Stock Transfer and Trust Company
Proxy Fulfillment Services
6201 15th Avenue, Brooklyn, NY 11219
888-776-9962

Stockholders who are the beneficial owner, but not the record holder, of shares of Griffon Stock may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including the ratification of accountants. At our meeting, these shares will be counted as voted by the brokerage firm with respect to the ratification of accountants.

Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals one, two, three and four are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so- called “broker non-votes”). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

How are shares in the Griffon Corporation Employee Stock Ownership Plan Voted?

If you are a participant in the Griffon Corporation Employee Stock Ownership Plan (“ESOP”), you may vote the shares you own through the ESOP via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. Shares owned by participants through the ESOP may NOT be voted in person at the Annual Meeting.

AST will tabulate the votes of participants in the ESOP. The results of the votes received from the ESOP participants will serve as voting instructions to Wells Fargo Bank, N.A., the trustee of the ESOP. The trustee will vote the shares as instructed by the ESOP participants. If a participant does not provide voting instructions, the trustee will vote the shares allocated to the participant’s ESOP account in the same manner and proportions as those votes cast by other participants submitting timely voting instructions. The trustee will also vote the unallocated shares in the ESOP in the same manner and proportions as those votes cast by participants submitting timely voting instructions. AST will keep how you vote your shares confidential.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person, if you properly submit your proxy or if your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of accountants. In order for us to conduct our meeting, the holders of a majority of our outstanding shares of common stock as of December 11, 2015 must be present at the meeting. This is referred to as a quorum. On December 11, 2015, there were 48,256,558 shares of common stock outstanding and entitled to vote.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. Shares not voted on the election of directors will have no effect on the vote for election of directors.

What vote is required to approve the advisory vote on executive compensation?

Approval of the advisory vote on executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What vote is required for approval of the 2016 Equity Incentive Plan?

Approval of the Griffon Corporation 2016 Equity Incentive Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What vote is required for approval of the 2016 Performance Bonus Plan?

Approval of the Griffon Corporation 2016 Performance Bonus Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What vote is required to ratify the selection by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval. An abstention will be counted as a vote against this proposal.

PROPOSAL 1—ELECTION OF DIRECTORS

Our certificate of incorporation provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors, classified into three classes as nearly equal in number as possible, with no class containing less than four directors, whose terms of office expire in successive years. Our Board of Directors now consists of thirteen directors as set forth below.

Class III (To Serve Until the Annual Meeting of Stockholders in 2016)	Class I (To Serve Until the Annual Meeting of Stockholders in 2017)	Class II (To Serve Until the Annual Meeting of Stockholders in 2018)
Henry A. Alpert(1)	Thomas J. Brosig(2)	Harvey R. Blau(4)
Blaine V. Fogg(1)(2)	Rear Admiral Robert G.	Bradley J. Gross(4)
Louis J. Grabowsky(3)	Harrison (USN Ret.)(1)	General Donald J. Kutyna
William H. Waldorf(3)	Ronald J. Kramer(4)	(USAF Ret.)(2)
Joseph J. Whalen(3)*	General Victor Eugene	Kevin F. Sullivan(3)(4)
Renuart (USAF Ret.)(4)

*

Joseph J. Whalen will be retiring from the Board of Directors effective as of the conclusion of the election of directors at our 2016 Annual Meeting and accordingly is not being nominated for re-election.

(1)	Member of Compensation Committee.

(2)	Member of Nominating and Corporate Governance Committee.

(3)	Member of Audit Committee.

(4)	Member of Finance Committee.

Henry A. Alpert, Blaine V. Fogg, Louis J. Grabowsky and William H. Waldorf are nominated for election at this Annual Meeting of stockholders, as directors in Class III, to hold office until the annual meeting of stockholders in 2019, or until their successors are chosen and qualified.

Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election as directors of each nominee unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees for election at this Annual Meeting of stockholders will be unavailable or, if elected, will decline to serve. Each nominee is currently a director on our Board.

Agreement with Investors

On September 29, 2008, GS Direct, L.L.C. (“GS Direct”), an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”), acquired 10,000,000 shares of Griffon common stock in connection with a common stock rights offering by Griffon. GS Direct acquired these shares pursuant to an agreement entered into on August 7, 2008 with Griffon (the “Investment Agreement”) in which GS Direct made certain commitments to purchase Griffon common stock in connection with the rights offering. On December 10, 2013 Griffon repurchased 4,444,444 shares of common stock from GS Direct for an aggregate amount of $50 million, or a price of $11.25 per share. As of November 30, 2015, GS Direct, together with certain of its affiliates, held 5,579,676 shares of Griffon common stock, which equals approximately 11.5% of Griffon’s outstanding common stock.

The Investment Agreement provides that, based on GS Direct’s current approximate 11.5% ownership of Griffon’s common stock, GS Direct has the right to nominate one person to serve on Griffon’s Board of Directors, subject to the reasonable review and approval of our Nominating and Corporate Governance Committee. Bradley J. Gross has served on Griffon’s Board of Directors since September 2008 as a designee of GS Direct. At such time as GS Direct’s ownership level drops below 10% of our outstanding common stock, GS Direct will no longer have the right to nominate any persons to serve on our Board. See “Certain Relationships and Related Person Transactions” for a more complete description of the terms of the Investment Agreement and a description of other relationships and transactions between Griffon and GS Direct.

Board Composition

We believe that each of our directors should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s supervision and oversight of the business and affairs of Griffon. We consider the following when selecting candidates for recommendation to our Board: character and business judgment; broad business knowledge; leadership, financial and industry-specific experience and expertise; technology and education experience; professional relationships; diversity; personal and professional integrity; time availability in light of other commitments; dedication; and such other factors that we consider appropriate, from time to time, in the context of the needs or stated requirements of the Board. The directors’ experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

Nominee Biographies (ages as of January 1, 2016)

Mr. Henry A. Alpert (age 68) has been a director since 1995. Mr. Alpert has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, for more than the past five years. Mr. Alpert is also a director of Boyar Value Fund, a mutual fund (NASDAQ:BOYAX). Mr. Alpert brings to the Board an understanding of the perspectives of public mutual fund stockholders, experience in operations and, by virtue of being on the advisory committee of the largest commercial bank headquartered on Long Island, insight into commercial banking trends.

Mr. Blaine V. Fogg (age 75) has been a director since May 2005. Mr. Fogg is a corporate and securities lawyer concentrating in mergers and acquisitions and other business transactions. From 1972 to 2004, Mr. Fogg was a partner at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Since 2004, Mr. Fogg has been Of Counsel to such law firm. Since July 1, 2009, Mr. Fogg has been President of The Legal Aid Society of New York. From September 2010 to January 2013, he was a Director of Seacor Holdings Inc. (NYSE:CKH), a global provider of marine transportation equipment and logistics services primarily servicing the U.S. and international energy and agricultural markets (“Seacor”). In January 2013, in connection with the spin-off of Era Group, Inc. (NYSE:ERA) from Seacor, Mr. Fogg resigned from the Board of Seacor and joined the Board of Era Group, one of the largest helicopter operators in the world and the longest serving helicopter transport operator in the U.S. Mr. Fogg has represented numerous public and private companies in connection with governance matters as well as transactions and brings to the Board broad experience in assisting boards of public and private companies in these matters.

Mr. Louis J. Grabowsky (age 64) has been a Director since 2015. He is a founder and principal of Juniper Capital Management, a financial sponsor that provides capital to high growth potential but under-resourced U.S. entrepreneurial companies. Prior to founding Juniper Capital, Mr. Grabowsky was a partner at Grant Thornton LLP from 2002 to 2014, serving as Chief Operating Officer from 2009 to 2013 and

Senior Advisor, Operations from 2013 until his retirement in July 2014. Mr. Grabowsky currently serves on the Boards of Directors of ClubCorp Holdings, Inc. (NYSE:MYCC) and Cambrex Corporation (NYSE:CBM). Mr. Grabowsky brings to the Board and the Audit Committee an in-depth understanding of the financial reporting, auditing and accounting issues that come before the Board and the Audit Committee.

Mr. William H. Waldorf (age 77) has been a director since 1963. He has been President of Landmark Capital, LLC, an investment firm, for more than the past five years. Mr. Waldorf’s extensive financial and investment experience as an active entrepreneur and President of an investment company for over thirty years brings to the Board the analytical framework of a long-term investor.

Standing Director Biographies (ages as of January 1, 2016)

Mr. Harvey R. Blau (age 80) has been Chairman of the Board since 1983 and was our Chief Executive Officer from 1983 through March 2008. Mr. Blau was Chairman of the Board and Chief Executive Officer of Aeroflex Incorporated (formerly NYSE:ARX), a diversified manufacturer of electronic components and test equipment, for more than five years through August 2007 when such company was acquired. Because of his long service with the Company, including as the Company’s Chief Executive Officer for over twenty-five years, Mr. Blau brings to the Board a depth of knowledge of the Company, its history and its personnel. Mr. Blau’s legal training also assists the Board in evaluating issues that come before it. Mr. Blau is the father-in-law of Ronald J. Kramer, Griffon’s Chief Executive Officer.

Mr. Thomas J. Brosig (age 66) has been a director since 2015. Since 2012, Mr. Brosig has served as a strategic business consultant, providing financial and operational consulting services to a variety of companies primarily in the gaming and hospitality industries. Mr. Brosig was Chief Executive Officer of MVB Holdings LLC, owner of a resort and gaming property located in Biloxi, Mississippi, from December 2011 until August 2012, and President from August 2012 to November 2012. Prior to joining MVB Holdings, Mr. Brosig was a consultant in the gaming and hospitality industries from 2003 to 2011. From January 1999 through February 2003, he served as Senior Vice President of Park Place Entertainment Corporation, one of the largest owners and operators of casinos in the world. Prior to that time, he served a predecessor company, Grand Casinos, Inc., in a variety of executive roles from January 1990 to January 1999. Mr. Brosig serves on the Board of Directors of G-III Apparel Group, LTD. (NASDAQ:GIII). Mr. Brosig’s extensive experience as a corporate executive and as a business consultant allows him to assist the Board in all aspects of corporate management and operational matters.

Mr. Bradley J. Gross (age 43) has been a director since September 2008. Mr. Gross is a Managing Director in the Principal Investment Area of Goldman Sachs, a position he has held since 2007. From 2003 to 2007, he was a vice president at Goldman Sachs. Mr. Gross also serves on the board of directors of Americold Realty Trust, the largest provider of temperature controlled storage and logistics in the United States, and various other private companies in which Goldman Sachs is an investor. Mr. Gross formerly served on the Board of Aeroflex Incorporated (formerly NYSE:ARX), a leading worldwide provider of highly specialized test and measurement equipment and microelectronic solutions, Capmark Financial Group Inc. (OTC:CPMK), a diversified holding company that provides financial services to investors in commercial real estate-related assets, Cequel Communications LLC, a provider of cable television services in certain U.S. territories serving 1.3 million basic subscribers, and MoneyGram International, Inc. (NASDAQ:MGI), a provider of financial products and services, as well as various other private companies in which Goldman Sachs is an investor. Mr. Gross is a designee of GS Direct, an affiliate of Goldman Sachs. His service on a variety of corporate boards and his experience in evaluating different potential investments and acquisitions and in related financings allow him to assist the Board in assessing financing and acquisition activities from a financial point of view.

Rear Admiral Robert G. Harrison (USN Ret.) (age 79) has been a director since February 2004. He was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1994. Since retirement, Rear Admiral Harrison has been a consultant for various defense systems companies in the areas of acquisition, support and program management. Rear Admiral Harrison was a director for Indra Systems, a company engaged in the manufacture and support of training and simulation systems and automatic test equipment, from 2004 to July 2015. By virtue of his services as a senior officer in the U.S. Navy and his service as a director of and consultant to other companies, Rear Admiral Harrison brings to the Board extensive experience in the management of large organizations and the approaches and perspectives involved in military procurement.

Mr. Ronald J. Kramer (age 57) has been our Chief Executive Officer since April 2008, a director since 1993, Vice Chairman of the Board since November 2003, and was our President from February 2009 to December 2012. From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd., a developer, owner and operator of destination casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. He was formerly a member of the Board of Directors of Leap Wireless International, Inc. (formerly NASDAQ:LEAP). Mr. Kramer has been a senior executive officer of a number of corporations, including currently Griffon, and brings to the Board extensive experience in all aspects of finance and business transactions. Mr. Kramer is the son-in-law of Harvey R. Blau, Griffon’s Chairman of the Board.

General Donald J. Kutyna (USAF Ret.) (age 82) has been a director since August 2005. He was an officer in the United States Air Force for over thirty-five years prior to his retirement in 1992. General Kutyna had been commander in chief of the North American Aerospace Defense Command, commander in chief of the U.S. Space Command and commander of the U.S. Air Force Space Command. During his tenure in the U.S. Air Force, General Kutyna served as Chairperson of the Accident Analysis Panel of the Presidential Commission on the Space Shuttle Challenger Accident. General Kutyna was Vice President, Space Technology, of Loral Space & Communications Ltd. (NASDAQ:LORL), a leading satellite communications company, from 1993 to 1996, and again from 1999 to 2004. He also served as Vice President, Advanced Space Systems, for Lockheed Martin Corporation (NYSE:LMT), a company principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services, from 1996 to 1999. From September 2004 through 2008, General Kutyna served as a part-time consultant to Loral Space & Communications Ltd. As a Four Star Air Force officer with thirty five years’ experience in the development, acquisition and operation of high technology space, electronic, communication, and aeronautical defense systems, General Kutyna brings to the Board important perspectives in connection with the Company’s defense business. General Kutyna’s experience as a technology leader of a Presidential Commission and as a corporate officer in the defense industry makes him a valuable resource to the Board in the area of government policy and procurement.

General Victor Eugene Renuart (USAF Ret.) (age 66) has been a director since January 2014. He was an officer in the United States Air Force for over thirty-nine years prior to his retirement in 2010. General Renuart’s military service culminated with his service as Commander, North American Aerospace Defense Command and United States Northern Command from 2007-2010. During his tenure in the U.S. Air Force, General Renuart served as Senior Military Assistant to the Secretary of Defense for Secretaries Donald Rumsfeld and Robert Gates; Director of Strategic Plans and Policy, The Joint Staff; Vice Commander, Pacific Air Forces; and Director of Operations, United States Central Command. From 2010 to

2012, General Renuart served as Vice President, National Security and Senior Military Advisor to the CEO for BAE Systems, Inc. Since 2012, General Renuart has been President of The Renuart Group, LLC, a defense, homeland security, energy, and leadership consulting firm. General Renuart serves as the Chairman of the Board of Memorial Hospital System located in Colorado Springs, Colorado, and Director, University of Colorado Health System. As the former Chief Executive and Operating Officer for large military organizations with responsibility for an annual multi-billion dollar budget, General Renuart brings to the Board experience in the management and fiscal oversight of large organizations. His experience as a senior military officer also provides him with experience and insight regarding government policy and procurement.

Mr. Kevin F. Sullivan (age 62) has been a director since January 2013. Mr. Sullivan is currently a consultant to MidOcean Credit Partners, a private investment firm that specializes in U.S. hedge fund investments, a position he has held since February 2013. Mr. Sullivan was a Managing Director with Deutsche Bank, and a predecessor bank, Bankers Trust, from 1990 until his retirement in November 2012, and began with Bankers Trust in 1980. Mr. Sullivan held positions of increasing responsibility over his thirty-two years at Deutsche Bank and Bankers Trust, including Group Head for Loan Sales, Trading and Capital Markets; Head of Leveraged Finance—Asia; and last serving as Group Head for Asset Based Lending. He was a member of the Capital Commitments Committee from 2002 to 2012 and a member of the Equity Investments Committee from 2008 to 2012. Mr. Sullivan’s decades of experience in finance, banking and the capital markets allows him to assist the Board in evaluating all aspects of potential financing and capital markets transactions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of Messrs. Alpert, Brosig, Grabowsky, Gross, Fogg, Harrison, Kutyna, Renuart, Sullivan and Waldorf are independent under New York Stock Exchange Rule 303A. The Board of Directors affirmatively determined that no director (other than Ronald J. Kramer and Harvey R. Blau) has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

In making this determination, the Board considered all relevant facts and circumstances. In particular, with respect to Mr. Gross, the Board considered, among other things, that Mr. Gross holds a senior management position with GS Direct, and considered the relationships and transactions between Griffon and GS Direct, which are described above under “Election of Directors—Agreement with Investors” and below under “Certain Relationships and Related Person Transactions.” In concluding that these relationships and transactions do not result in a “material relationship” between Griffon and GS Direct that would impede the exercise of independent judgment by Mr. Gross, the Board considered, among other things, that GS Direct’s rights and obligations arise directly as a result of its Griffon stock ownership (as disclosed in more detail below under “Certain Relationships and Related Person Transactions”), and that the fees and expenses paid to affiliates of GS Direct in connection with certain services performed by these affiliates in the last three years were not material to GS Direct and its affiliates or to Griffon. With respect to Mr. Grabowsky, the Board considered that Mr. Grabowsky was a partner and member of the senior management of Grant Thornton LLP until his retirement from Grant Thornton in August 2014. In determining that this former relationship does not constitute a “material relationship” that would impede the exercise of independent judgment by Mr. Grabowsky, the Board considered, among other things, that Mr. Grabowsky never personally performed any work on the audits of Griffon’s financial statements, and that Mr. Graboswky has no financial relationship with Grant Thornton and no ability to influence Grant Thornton’s operations or policies.

We currently have the following standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. Other than the Finance Committee, all of the standing committees of the Board of Directors are composed entirely of independent directors.

Committee Membership, Meetings and Attendance

During the fiscal year ended September 30, 2015, there were:

•	6 meetings of the Board of Directors (the Board acted once by unanimous consent);

•	4 meetings of the Audit Committee;

•	10 meetings of the Compensation Committee;

•	4 meetings of the Nominating and Corporate Governance Committee; and

•	2 meetings of the Finance Committee.

Each of our directors attended or participated in at least 75% of the meetings of the Board of Directors, and of the respective committees of which he is a member, held during the period such director was a director during the fiscal year ended September 30, 2015.

We encourage all of our directors to attend our annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders.

Board Committees

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is involved in discussions with management and our independent registered public accounting firm with respect to financial reporting and our internal accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and replace our independent registered public accounting firm. The Audit Committee must pre-approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The Audit Committee is responsible for monitoring compliance with our Code of Business Conduct and Ethics. The Audit Committee consults with management but does not delegate these responsibilities. A copy of the Audit Committee charter can be found on our website at www.griffoncorp.com.

The Board has determined that each of Joseph J. Whalen, a member of the Audit Committee since 1999, and Louis J. Grabowsky, who became a member of the Audit Committee in November 2015, qualifies as an “Audit Committee Financial Expert,” as defined by SEC rules, based on each such person’s education, experience and background.

Our Compensation Committee has overall responsibility for determining and approving the compensation of our Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities paid to our executive officers, as well as to the Presidents of each of our business units. Our Compensation Committee awards restricted stock and other equity-based awards to officers and employees. The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee considers recommendations from our executive officers with respect to executive compensation matters. The Company utilizes the services of an independent consultant to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. A copy of the Compensation Committee charter can be found on our website at www.griffoncorp.com.

The Finance Committee is responsible for the review of certain proposed acquisition, disposition and equity capital markets transactions, following which it shall make a non-binding recommendation to the full Board of Directors. Under the terms of the Investment Agreement, GS Direct is entitled to designate one of the five members of the finance committee so long as it holds 10% or more of Griffon’s total common equity. Accordingly, Mr. Gross has served as a member of the Finance Committee as a designee of GS Direct since September 2008. A copy of the Finance Committee Charter can be found on our website at www.griffoncorp.com. See “Certain Relationships and Related Person Transactions” for a more complete description of the terms of the Investment Agreement.

The Nominating and Corporate Governance Committee is responsible for (1) reviewing suggestions of candidates for director made by directors and others; (2) identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of stockholders; (3) recommending to the Board director nominees for each committee of the Board; (4) recommending to the Board the corporate governance principles applicable to the Company; and (5) overseeing the annual evaluation of the Board and management. There is no difference in the manner in which a nominee is evaluated based on whether the nominee is recommended by a stockholder or otherwise. The Nominating and Corporate Governance Committee has nominated the directors to be elected at this meeting. A copy of the Nominating and Corporate Governance Committee charter can be found on our website at www.griffoncorp.com.

The Nominating and Corporate Governance Committee does not have a formal policy with regard to consideration of diversity in identifying director nominees. Our corporate governance guidelines specify that our Board should be of a sufficient size to provide for sufficient diversity among non-employee directors. The Nominating and Corporate Governance Committee may consider diversity, which could include diversity with respect to experience, skill set, age, areas of expertise and professional background, as well as race, gender and national origins, along with many other criteria, in selecting director nominees.

Risk Oversight

Management is responsible for the day-to-day management of risks for Griffon and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific board committees are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to its review of the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements including the Sarbanes-Oxley Act, performance of the internal audit function, and review of related party transactions, among other responsibilities set forth in the Audit Committee’s charter. The Audit Committee also periodically reviews our currency exchange and hedging policies, tax exposures and our internal processes to ensure compliance with applicable laws and regulations. Our Audit Committee oversees the response of management to reports regarding suspected violations of our Code of Conduct. The Audit Committee meets regularly in executive sessions with our director of internal audit and our independent registered public accounting firm, without management present, to discuss if there are areas of concern of which the Committee or the Board should be aware. The Board, and at certain times, the Finance Committee, monitors risks as they may be related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and debt issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Each of our board committees delivers periodic reports to the Board, in order to keep the Board informed about what transpires at committee meetings. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Board Leadership Structure; Executive Sessions

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role—Mr. Harvey R. Blau is our Chairman, and Mr. Ronald J. Kramer is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board of Directors deems to be in the long-term interest of stockholders in light of prevailing circumstances. Our Board of Directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis. As noted earlier, each of our other ten directors are independent. We also have a lead independent director. Mr. Martin S. Sussman served with distinction as our lead independent director for over five years until his death in October 2015. In November 2015, our Board selected Mr. Kevin Sullivan as our new lead independent director. We believe that a lead independent director helps ensure independent oversight over the Company. The lead independent director’s duties and responsibilities include, among others:

•	Presiding at meetings of the Board in which the Chairman is not present, including executive sessions of the independent directors

•	Serving as a liaison between the Chairman and the independent directors

•	Together with the Chairman, establishing the agenda for meetings of the Board

•	Overseeing the flow of information to the Board, and coordinating with the independent directors to ensure that they have access to information they request from time to time

•	Overseeing the board and committee annual self-evaluation process

•	Collaboration with the nominating and corporate governance committee in monitoring the composition and structure of the board

Interested Party Communications

Mail from stockholders and other interested parties can be addressed to Directors in care of the Office of the Secretary, Griffon Corporation, 712 Fifth Avenue, New York, New York 10019. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors,” “Independent Directors,” “Non-Employee Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Guidelines for Business Conduct and Governance Guidelines

Our Board of Directors has adopted a Code of Ethics for the Chairman and Chief Executive Officer and senior financial officers of Griffon Corporation. Our Board of Directors has also adopted a Code of Business Conduct and Ethics applicable to all employees in performing their duties. The Code of Business Conduct and Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Ethics and Code of Business Conduct and Ethics may be found on our website at www.griffoncorp.com.

Our Board of Directors has also adopted Corporate Governance Guidelines as required by the New York Stock Exchange rules to assist the Board in exercising its responsibilities to Griffon and its stockholders. The Corporate Governance Guidelines may be found on our website at www.griffoncorp.com.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Nominating and Corporate Governance Committee to determine whether the Board and its committees are functioning effectively. In addition, each of the Audit, Compensation, and Nominating and Corporate Governance committees is required to conduct an annual self-evaluation and all committees of the Board are required to review and reassess the adequacy of their charters. The Audit Committee is subject to an annual performance evaluation by the Board of Directors.

Directors’ Nominations

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered:

•

in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, the notice must be received not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made; and

•

in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

The stockholder’s notice to the Secretary must set forth

•	as to each person whom the stockholder proposes to nominate for election as a director

—	the nominee’s name, age, business address and residence address

—	the nominee’s principal occupation and employment

—

the class and series and number of shares of each class and series of capital stock of Griffon which are owned beneficially or of record by the nominee, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the nominee, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the nominee

—

any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder

•	as to the stockholder giving the notice

—	the stockholder’s name and record address

—

the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the stockholder, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the stockholder, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the stockholder

—

a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder

—

a representation by the stockholder that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the stockholder’s notice, and

—

any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further be required, for such notice of nomination to be proper, to update and supplement the notice, if necessary, so that the information provided or required to be provided in the notice is true and correct as of the record date for the meeting, and such update and supplement must be delivered to or mailed and received at Griffon’s principal executive offices not later than five business days after the record date for the meeting.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which the stockholder gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Henry A. Alpert, Blaine V. Fogg and Rear Admiral Robert G. Harrison (USN Ret.). None of the members of the Committee were our officers or employees during fiscal year 2015 and none has ever been an officer of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or Compensation Committee.

STOCK OWNERSHIP

The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the “Summary Compensation Table,” for all executive officers and directors as a group, and for each holder known to us to be the beneficial owner of more than five percent of our issued and outstanding common stock as of November 30, 2015.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percent of Class
Gabelli Funds, LLC(2)	10,139,771	20.4%
The Goldman Sachs Group, Inc. and affiliates(3)(4)	5,579,676	11.5%
Dimensional Fund Advisors LP(5)	4,529,131	9.4%
Blackrock, Inc. and affiliates(6)	3,642,393	7.5%
The Vanguard Group(7)	2,991,574	6.2%
Henry A. Alpert(8)	62,832	*
Harvey R. Blau(8)(9)(10)	2,075,381	4.3%
Thomas J. Brosig(8)	3,700	*
Blaine V. Fogg(8)	42,213	*
Louis J. Grabowsky(8)	5,705	*
Bradley J. Gross(4)	5,579,676	11.5%
Brian G. Harris(9)	119,234	*
Rear Admiral Robert G. Harrison (USN Ret.)(8)	20,720	*
Seth L. Kaplan(9)	249,889	*
Ronald J. Kramer(9)(11)	2,961,842	6.1%
General Donald J. Kutyna (USAF Ret.)(8)	18,985	*
Robert F. Mehmel(9)	559,054	1.2%
General Victor Eugene Renuart (USAF Ret.)(8)	7,033	*
Kevin F. Sullivan(8)	10,366	*
William H. Waldorf(8)	37,313	*
Douglas J. Wetmore(9)	326,168	*
Joseph J. Whalen(8)	36,989	*
Directors and executive officers as a group (18 persons)(12)	12,163,950	24.9%

*	Less than 1%.

(1)	Unless otherwise indicated and except as otherwise set forth in the Schedules 13D and 13G and Form 4 referred to in the footnotes below, ownership represents sole voting and investment power.

(2)

The address for Gabelli Funds, LLC and its affiliates is One Corporate Center, Rye, New York 10580-143. The number of shares beneficially owned is based on a Schedule 13D filed with the SEC by Gabelli Funds, LLC and certain of its affiliates on November 18, 2014.

(3)

The address for The Goldman Sachs Group, Inc. (“GS Group”) and its affiliates is 200 West Street, New York, NY 10004. The number of shares beneficially owned is based on a Form 4 filed with the SEC by Goldman Sachs and certain of its affiliates on February 2, 2015.

(4)

Mr. Gross is a managing director of Goldman Sachs. Goldman Sachs is a wholly-owned subsidiary of GS Group. GS Group and Goldman Sachs may be deemed to beneficially own indirectly, in the aggregate, 5,555,556 shares of Griffon common stock owned directly by GS Direct. GS Direct is a wholly- owned subsidiary of GS Group. Goldman Sachs is the manager of GS Direct. GS Group, Goldman Sachs, GS Direct and Mr. Gross each disclaim beneficial ownership of these securities except to the extent of its or his pecuniary interest therein, if any. The number of shares listed herein includes 24,120 shares of common stock previously awarded to Mr. Gross, and to a former member of Griffon’s Board who was nominated for election to Griffon’s Board by GS Direct, in their capacity as directors, pursuant to our director compensation program.

(5)

The address for Dimensional Fund Advisors is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. The number of shares beneficially owned is based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP and certain of its affiliates on February 5, 2015.

(6)

The address for Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022. The number of shares beneficially owned is based on a Schedule 13G filed with the SEC by Blackrock, Inc. and certain of its affiliates on January 12, 2015.

(7)

The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares beneficially owned is based on a Schedule 13G filed with the SEC by The Vanguard Group and certain of its affiliates on February 9, 2015.

(8)	Includes shares of common stock granted pursuant to our director compensation program.

(9)

Includes for Mr. Kramer 350,000 shares of common stock issuable with respect to options currently exercisable. Also includes (i) for Messrs. Blau, Kramer, Mehmel, Harris, Kaplan and Wetmore 56 shares, 1,224 shares, 470 shares, 1,006 shares, 889 shares and 757 shares of common stock, respectively, allocated to their accounts under the ESOP as to which they can direct the vote, and (ii) for Messrs. Blau, Kramer, Mehmel, Harris, Kaplan and Wetmore 22,033 shares, 994,334 shares, 473,584 shares, 94,732 shares, 215,257 shares and 161,100 shares of restricted stock, respectively, as to which they can direct the vote.

(10)	Includes 810,253 shares of common stock owned by Mr. Blau’s spouse. Mr. Blau disclaims beneficial interest of such shares of common stock.

(11)	Includes 40,298 shares of common stock owned by Mr. Kramer’s wife and children. Mr. Kramer disclaims beneficial ownership of such shares of common stock.

(12)	Includes 350,000 shares of common stock issuable with respect to options currently exercisable granted to executive officers.

As of November 30, 2015, there were 5,491,134 shares of common stock held in Griffon’s Employee Stock Ownership Plan (“ESOP”), constituting 11.3% of our outstanding common stock. Of these shares, 2,453,313 were allocated to accounts of participants in the ESOP and 3,037,821 were unallocated and held in the ESOP’s general suspense account. The shares held in the ESOP are not deemed to be beneficially owned by the ESOP; the ESOP trustee votes the shares held in the ESOP based on voting instructions received from participants in the ESOP. For additional information on the ESOP, see “Elements of Executive Compensation—Retirement, Health and Welfare Benefits and Other Perquisites—Employee Stock Ownership Plan,” in the “Compensation Discussion and Analysis” section below.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives of Our Compensation Program

Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve operational and corporate objectives, and thereby contribute to the success of the Company with the goal and intention of increasing stockholder value.

A substantial portion of the potential compensation of our senior executives is

•	performance-based,

•	based on multi-year periods, and

•	tied to goals that are intended to enhance shareholder value,

without jeopardizing our financial strength or creating incentives to take excessive risks. A significant portion of the incentive compensation opportunities for our executive officers can only be realized by them on a deferred basis, subjecting executives’ pay to the same risks undertaken by the Company and our shareholders.

It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the management of our businesses and the execution of the short-term and long-term strategic and financial objectives set by the Company’s Board of Directors. Our Compensation Committee utilizes a number of different metrics with which to incentivize management and judge and reward their performance. Our executive compensation program includes four key components:

•	competitive base salary,

•	short-term and long-term cash incentive bonuses which, for the CEO and COO, are based solely upon objective company performance,

•	equity-based long-term incentive compensation, and

•	retirement, health and welfare benefits, and limited perquisites.

We believe that the compensation of our executives should reflect the executives’ level of job responsibility and be related to individual and company performance. Because the performance of our executives greatly impacts our results, a significant portion of their compensation should be variable and based on individual and corporate performance. All equity grants to our NEOs since the fall of 2011 have been 100% performance-based, and annual and long-term cash bonuses to our CEO and COO are 100% performance-based. Our approach to compensation relates, in large part, to the fact that our Company is a diversified holding company. As such, our senior corporate management’s responsibilities include both managing and assessing the operational results at our principal subsidiaries and businesses, recruiting, developing and supervising management at both the subsidiary and corporate levels and overseeing the following financial activities, among others:

•	the maintenance of our strong consolidated balance sheet

•	the allocation of our capital and resources

•	the assessment and determination of our capital requirements and needs

•	our cash and cash equivalent liquidity

•	our financing transactions

•	the identification of and execution on advantageous acquisition or disposition opportunities, as well as the integration of businesses we acquire

•	returning capital to shareholders, including through the ongoing evaluation and execution of opportunities to repurchase our own stock as well as through corporate dividends

•	setting operational and financial goals at the Company’s businesses, and overseeing the efforts of the business executive teams to meet or exceed those goals

•	the continuing evaluation of all our assets and operations.

In this regard, our senior management is engaged in ongoing analysis of (i) where, when and how our capital resources should be allocated, (ii) whether the current deployment of our capital resources is optimal, and (iii) whether our existing business lines should be expanded or curtailed, or if we ought to further diversify into new business lines or activities.

Shareholder Outreach

Although the annual advisory shareholder vote on executive compensation is non-binding, the Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our Chief Executive Officer and other named executive officers. At our annual meeting of shareholders held on January 29, 2015, approximately 64% of the shareholders who voted on the “say-on-pay” proposal (excluding those who abstained) approved the compensation of our named executive officers. Following our 2015 annual meeting, during calendar 2015 we engaged in a shareholder outreach program in order to solicit the views of our significant shareholders regarding our executive compensation program. We sent an invitation to speak with the Chairman of our Compensation Committee to every single non-management shareholder known to us to hold greater than 1% of the Company’s stock except GS Direct (an affiliate of Goldman Sachs) which has a representative on our Board of Directors, and except for one institutional holder with which management has a regular, ongoing dialogue. In response, three institutional shareholders, representing approximately 17% of our common stock, accepted the invitation to speak with us. During these conversations, we asked these shareholders whether they had any comments, suggestions or criticisms regarding any element or aspect of our executive compensation program. The three shareholders we spoke to:

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expressed support for the changes being contemplated to the Company’s executive compensation program following the prior annual meeting of shareholders, including the restructuring of the Company’s cash bonus program for the CEO and COO to include both a short-term and a long-term component

•

expressed support for the decision of the Compensation Committee to select a peer group that reflects our business diversity and to consider information with respect to peer group compensation when making decisions regarding our executive compensation program (as discussed further below)

•	stated their support for our belief that a substantial portion of our executive officer pay should be performance-based

•	expressed agreement with the risk mitigation aspects of our executive compensation program

•

expressed support for the Company’s compensation philosophy, did not propose any other changes to our executive compensation program and did not voice any adverse commentary regarding our executive compensation decisions

When speaking with these shareholders our Compensation Committee Chairman also indicated that we are committed to having a regular, ongoing dialogue with our significant shareholders, and encouraged each such shareholder to reach out with any concerns it might have at any time.

In addition to the specific conversations noted above with the Chairman of our Compensation Committee, management has regular contact with our largest shareholders as part of normal investor relations activities and, during these interactions, no adverse commentary was received pertaining to recent executive compensation decisions or with respect to the structure or philosophy of our executive compensation program. The Committee believes that these interactions with our shareholder base provide a strong endorsement of the compensation philosophy of the Company and the application of that philosophy by the Compensation Committee in its decision making.

Changes to Executive Compensation Program

The Compensation Committee, in consultation with, and on the advice of, its independent compensation consultant, Arthur J. Gallagher & Co. (“Gallagher”), determined during fiscal 2015 to restructure the Company’s cash bonus program for the CEO and COO to include both a short-term and a long-term component. Starting with fiscal 2016, the cash bonus opportunity for each of the CEO and COO will be structured so that the short-term component, based on financial metrics for the most recent fiscal year, comprises approximately 40%, and the long-term component, based on financial metrics for the most recent three fiscal years, comprises approximately 60%, of the total target cash bonus opportunity. The Committee believes that by subjecting a substantial portion of the compensation of the CEO and COO to the financial performance of the Company over a multi-year term, they will be incentivized to manage the Company strategically for the long- term, which will better align the interests of the Company’s most senior executives with that of the Company’s shareholders. As described in more detail below, the first two long-term bonus award opportunities are based on six-quarter and ten-quarter periods in order to phase in the restructuring of the cash bonus program for the CEO and COO.

The Compensation Committee has sought to align the Company’s corporate and operational objectives with the compensation programs under which our senior management is remunerated, in a manner consistent with the business direction, budgets and strategic plans discussed and approved by the Company’s Board of Directors. In this regard, the Compensation Committee, working with its independent compensation consultant:

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selected working capital and earnings before interest, taxes, depreciation and amortization (“EBITDA”) as performance measures for the cash bonus plan for fiscal 2015, reflecting the Board of Directors’ mandate and belief that (i) maintaining adequate levels of working capital (as a key indicator of creating and maintaining a strong balance sheet to provide financial strength in general and to withstand the continuing uncertainty that exists in the United States and global economies) and (ii) managing operational results (including maximizing cash generation from operations) contribute to Griffon’s continuing financial success while also acting as a check against each other, and therefore as a natural risk management tool, with respect to the management of Griffon’s businesses. The Compensation Committee again determined to place a greater relative emphasis on operational achievements than on balance sheet strength due to the belief that operational results have a more immediate impact on shareholder value, and assigned relative weightings of 75% to EBITDA performance and 25% to achievement of applicable working capital targets; and

•

selected cumulative Core EPS as the performance measure for the long-term incentive programs for our CEO and COO. In addition to being the performance metric for the vesting of equity awards granted to our CEO and COO, Core EPS was chosen as the performance metric for the long-term cash bonus award opportunities for the six-quarter transition period ending September 30, 2016 and the ten-quarter transition period ending September 30, 2017. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations. The Compensation Committee has been advised that EPS most closely correlates with stock price; accordingly, the selection of Core EPS reflects the Compensation Committee’s belief that achieving substantial growth in earnings per share over a multi-year period increases the likelihood of providing an attractive level of total shareholder return over the same period.

Following the restructuring of the cash bonus program for the CEO and COO, incentive compensation for the CEO and COO is provided on a short-term (annual) basis through an annual cash incentive based on EBITDA and working capital performance measures, and on a long-term basis through a multi-year cash incentive and multi-year restricted share grants, each of which is based on Core EPS. It is currently expected that EBITDA and working capital will be the performance measures to be used with respect to the short-term annual cash incentive for the foreseeable future. It is also anticipated that, following the transition period for implementation of the long-term cash bonus program, the performance metrics and targets for the cash and equity components of the long-term compensation program for the CEO and COO will be consistent with one another, and will continue to be derived from the operating plans approved by the Board of Directors.

During fiscal 2015, the Compensation Committee, in consultation with, and on the advice of, its independent compensation consultant, selected a peer group to be used as a factor to consider in making decisions regarding the Company’s executive compensation. As described in further detail below, the Committee selected a peer group composed of companies in the building products, consumer products, communications equipment and plastics businesses, in order to closely approximate the diversity of the Company’s businesses.

Our Executive Compensation Program and Risk

We do not believe that our compensation programs are structured to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our businesses, for several reasons, including the following:

•	Under our annual performance bonus plan, we used multiple objective incentive performance measures to determine annual cash bonus eligibility for our CEO and COO, which discourages focusing on a single performance measure and incentivizes the executives to focus on the continuing financial strength of the Company as well as on operating results.

•

We provide a mix of variable performance-based annual cash compensation (under our annual performance bonus plan), fixed cash compensation in the form of base salaries, and long-term equity and cash compensation in the form of restricted stock awards and long-term cash bonuses which are exclusively performance-based. We believe this combination of variable and fixed cash compensation, a long-term equity interest which is performance-based and in other respects vests over time, and a long-term cash bonus based on three-year performance cycles, appropriately incentivizes and rewards management while at the same time encourages appropriate—but not excessive—levels of risk assumption.

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The design of our compensation programs, including with respect to the variety of performance criteria established under our plans, encourages executives to remain focused on both the short-term and long-term success of the Company’s operational and consolidated financial position and objectives; as a result, any incentive to take short-term risks is mitigated by the necessity for us to achieve success and maintain shareholder value over the long-term. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus, and, going forward, a substantial portion of the compensation of our CEO and COO will be delivered in the form of a long-term cash bonus. In the case of our CEO and COO, both the annual bonus and the long-term bonus is 100% tied to annual and three-year objective performance criteria.

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A significant portion of compensation to our senior executives is delivered through the use of performance-based equity awards, which generally cliff vest after a three year period, provided the applicable performance criteria are achieved. The Compensation Committee believes that these restricted share awards focus our executives on the long-term success of the Company, align their interests with those of our shareholders and, because of the multi-year vesting feature, subject management to the long-term consequences of risks undertaken to achieve short-term objectives.

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Beginning with fiscal 2016, a significant portion of cash compensation to our CEO and COO will be delivered through our long-term cash bonus program, which provides for the opportunity to earn cash bonuses over a three-year period. Bonuses paid under the long-term cash bonus program are exclusively performance-based, and provide additional focus for our most senior executives on the long-term success of the Company, further aligning the interests of these executives with that of our shareholders.

•	We have adopted stock ownership guidelines, which serve to align the interests of our directors and executives with those of our stockholders, and encourage focus on long-term performance.

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We have adopted an anti-hedging, anti-pledging policy prohibiting directors and executive officers from purchasing company securities on margin, pledging company securities or entering into a hedging transaction with respect to company securities.

•	We have adopted a clawback policy that provides for the recovery from executive officers of improperly received incentive compensation going back three years in the event of an accounting restatement.

•	The Compensation Committee engages the Executive Compensation Consulting division of Gallagher, an independent compensation consultant, to guide it in making compensation decisions.

We do not have any tax gross-up benefits in any of our executives’ compensation arrangements. The Compensation Committee has adopted a policy against providing tax gross-ups under any circumstances.

Executive Compensation Decisions—The Role of the Compensation Committee, Executives and Consultants

The Compensation Committee is responsible for evaluating and approving the compensation of our executive officers and the presidents of our business units. The Compensation Committee considers recommendations from our Chief Executive Officer with respect to executive compensation matters, except regarding his own compensation. The Compensation Committee regularly utilizes the services of its independent consulting firm to perform analyses and make recommendations relative to executive compensation matters, and takes such information into consideration in making its compensation decisions.

Determination of Compensation Levels

In setting compensation levels, including bonus eligibility levels for our Chief Executive Officer, and President and Chief Operating Officer, under our performance bonus plan, and the mix of compensation for fiscal 2015, the Compensation Committee considered several factors. These include existing employment agreements with individual executives, the desire to motivate the executives and align the compensation of the executives with the financial performance of the Company by providing the majority of the executives’ compensation in the form of performance-based compensation, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. The Compensation Committee has, from time to time, used focused marketplace compensation analysis and reviewed compensation levels at companies of similar type and size for comparison purposes in connection with the recruitment and retention of our executive officers.

During fiscal 2015, the Compensation Committee, in consultation with, and on the advice of, its independent compensation consultant, selected a peer group (the “Peer Group”) to be used as a factor to consider in making decisions regarding the Company’s executive compensation. The Peer Group consists of the following companies:

Armstrong World Industries, Inc.	A. O. Smith Corporation	Polycom, Inc.
NCI Building Systems, Inc.	Energizer Holdings, Inc.	Berry Plastics Group, Inc.
Nortek, Inc.	Spectrum Brands Holdings, Inc.	Myers Industries, Inc.
Advanced Drainage Systems, Inc.	AAR Corp.	PolyOne Corporation
Masonite International Corporation	Ciena Corporation	A. Schulman, Inc.
Ply Gem Holdings, Inc.	Finisar Corporation	West Pharmaceutical Services, Inc.

Due to the absence of other diversified manufacturing public companies of comparable size, the Committee selected this Peer Group of public companies in the building products, consumer products, communications equipment and plastics companies, in order to best reflect the diversity of the Company’s businesses. While the Committee recognizes the benefit of using this type of comparative information in determining compensation at the corporate level, the Committee also recognizes the inherent limitations of using comparative compensation information from the Peer Group companies, in that such information does not reflect the significant additional responsibilities and skillset required of the senior management team of a diversified manufacturing company (for example, with respect to focusing on growth and diversification and the appropriate deployment of and return on capital in our existing businesses, as well as the

Company’s financing structure). The Committee therefore utilizes executive compensation within the Peer Group as one factor in setting the Company’s executive compensation levels, but retains the flexibility to make decisions regarding executive compensation that are in the best interests of the Company and serve the intended purpose of motivating, rewarding and retaining the executive management team.

Although it does not set their compensation, the Compensation Committee reviews the level of compensation of the executives of our subsidiaries below the president level in order to consider how the compensation levels of those executives relate to the compensation that we pay to our subsidiary presidents. In addition, in assessing compensation levels, the Compensation Committee has been generally cognizant of the high cost of living, especially housing expense, in the New York-New Jersey-Connecticut metropolitan area and the resulting challenges presented in attracting and retaining executive talent.

In 2012, the Compensation Committee retained Gallagher, an independent outside executive compensation consulting firm. Gallagher assists the Committee in evaluating Griffon’s executive compensation practices for senior management personnel and provides general advice regarding compensation practices and policies. Gallagher is retained directly by the Compensation Committee. With respect to fiscal 2015 compensation, Gallagher advised the Committee regarding the selection of the performance criteria, target levels and payment amounts to be used under the performance bonus plan for fiscal 2015, and as to whether the cash bonuses to be paid in respect of fiscal 2015 to Messrs. Kramer and Mehmel under the performance bonus plan were reasonable and appropriate in light of (i) the fiscal 2015 performance measures and bonus opportunities established by the Committee and (ii) the operational and financial results of the Company for fiscal 2015. Gallagher also advised the Committee regarding the restructuring of the cash bonus program for Messrs. Kramer and Mehmel to include both short-term and long-term components, and provided guidance with respect to the selection of the performance criteria, target levels and payment amounts to be used for the six- quarter and ten-quarter transition periods used to phase in the long-term cash bonus program. Finally, Gallagher advised the Committee on other matters from time to time as requested by the Committee, such as the structure of restricted share grants to our named executive officers (including the type of performance measure to be used, the target levels of performance and the number of shares to be granted), and the compensation levels of our business unit presidents.

Elements of Executive Compensation

As noted above, our executive compensation program includes four components—base salary; cash incentive bonuses; equity-based compensation; and retirement, health and welfare benefits and other perquisites. As shown in the pie charts below, 81.5% of our CEO’s 2015 compensation was performance-

based, and 61.6% of our other NEO’s 2015 compensation (excluding the compensation of Mr. Wetmore, our former CFO who retired in July 2015), was performance-based.

Base Salary. We pay a base salary that the Compensation Committee determines is competitive with respect to the scope, responsibilities and skills required of the particular position in order to attract and retain qualified individuals. As discussed above, the Compensation Committee assesses compensation from other companies, including from the Peer Group, from time to time by analyzing the compensation paid in the marketplace. Annual merit increases are considered after annual review, on a subjective basis. Mr. Kramer’s base salary was increased to $961,900, effective December 1, 2014, representing a 2% increase, the same percentage cost of living increase that was awarded to other senior executives. Mr. Kramer’s base salary was increased to $990,800, effective December 1, 2015, representing a 3% increase, the same percentage cost of living increase that was awarded to other senior executives.

Mr. Mehmel’s base salary was increased to $761,000 effective December 1, 2014, representing a 7% increase, of which 5% represents a merit increase and 2% represents a cost of living adjustment, and to $783,800 effective December 1, 2015, representing a 3% increase; Mr. Kaplan’s base salary was increased to $349,800 effective December 1, 2014, representing a 2% increase, and to $360,300 effective December 1, 2015, representing a 3% increase. Mr. Harris’ base salary was increased to $340,000 on August 1, 2015, when he was promoted to Senior Vice President and Chief Financial Officer (he was previously Vice President, Controller and Chief Accounting Officer), and to $350,200 effective December 1, 2015, representing a 3% increase. The base salary of Mr. Wetmore, our former Executive Vice President and Chief Financial Officer until his retirement on July 31, 2015, was increased to $601,200 effective December 1, 2014, representing a 2% increase.

Annual and Long-Term Cash Incentive Bonuses. Annual and long-term cash incentive bonuses are designed to provide a variable financial opportunity to our executive officers on an annual and long-term basis based upon Company and individual performance. For our CEO and COO, all cash incentive bonuses are 100% performance-based.

In November 2010, our Board of Directors adopted the 2011 Performance Bonus Plan, which was approved by stockholders at our annual meeting of stockholders held on February 3, 2011. This plan replaced our prior 2006 Performance Bonus Plan. Bonus awards under the 2011 Performance Bonus Plan, if any, are intended to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m). Accordingly, the 2011 Performance Bonus Plan maximizes the deductibility of compensation paid to our senior executives who are subject to potential deduction limitations under Section 162(m). The Performance Bonus Plan is administered by the Compensation Committee, which selects the participants and establishes the performance periods and the specific objective performance goals to be achieved during those periods. The Compensation Committee believes that the 2011 Performance Bonus Plan supports our Company’s pay-for- performance philosophy by making the payment of annual and long-term cash bonus amounts to our most senior executive officers contingent upon the achievement of pre-established and objective performance goals. Moreover, the Compensation Committee retains, and from time to time has exercised, negative discretion to reduce both annual and long-term cash bonus awards otherwise earned through the attainment of the performance goals.

The Compensation Committee, in consultation with, and on the advice of, its independent compensation consultant, Gallagher, determined that, beginning with bonuses paid in respect of fiscal year 2016, it will base approximately 60% of Messrs. Kramer’s and Mehmel’s aggregate target cash incentive compensation opportunity on the achievement of long-term performance goals. The applicable performance periods will be three years, except for two transition periods of six fiscal quarters and ten fiscal quarters, respectively, as described below. The new long-term bonus component will be utilized for cash bonuses paid in respect of fiscal 2016 and thereafter and is intended to create an additional disincentive to excessive risk taking and to better align management’s interests with the longer term interests of our shareholders by motivating management to create and maintain long-term, and not just near-term, shareholder value. In June 2015, the Compensation Committee, in accordance with and pursuant to the 2011 Performance Bonus Plan, established objective, calculable and prospective goals for the long-term cash incentive bonus opportunities for the two transition performance periods and determined to make the grants to Messrs. Kramer and Mehmel described below.

Long-Term Cash Incentive Award Opportunities Granted in 2015. Each of Messrs. Kramer and Mehmel were granted long-term cash incentive bonus opportunities based on the Company’s aggregate “Core EPS” for two applicable performance periods of eighteen and thirty months. The performance period for the awards began on April 1, 2015 and ends, in one case, on September 30, 2016 and, in the other case, on September 30, 2017. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations. The Compensation Committee determined that Core EPS should be utilized as the long-term performance objective because it reflects the Company’s results from core ongoing operations and creates an appropriate incentive for our most senior executives to achieve a significant level of, and grow, earnings per share, which is likely to result in increased shareholder return. The following tables set forth the amount of the bonuses that Messrs. Kramer and Mehmel are eligible to receive under these awards based on the Company’s Core EPS for the applicable performance period. No bonus will be paid if the Company’s Core EPS for the applicable performance period is below the specified minimum, and bonuses for Core EPS between the amounts set forth below will be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for Period Ending September 30, 2016

	Aggregate Core EPS for Period	Ronald J. Kramer	Robert F. Mehmel
Threshold	$0.97	$1,200,000	$300,000
Target	$1.22	$2,400,000	$600,000
Maximum	$1.46	$3,600,000	$900,000

Long-Term Cash Incentive Bonus Opportunities for Period Ending September 30, 2017

	Aggregate Core EPS for Period	Ronald J. Kramer	Robert F. Mehmel
Threshold	$1.86	$1,200,000	$300,000
Target	$2.33	$2,400,000	$600,000
Maximum	$2.80	$3,600,000	$900,000

The target Core EPS levels of $1.22 and $2.33 represent an approximate compound annual growth rate of 30% over the relevant performance periods (using fiscal 2014 as the base year), which based upon historical correlation between EPS and stock price is expected to result in a substantial increase in shareholder value.

The Compensation Committee retains the power to reduce (but not increase) the long-term bonuses actually paid to the executives to ensure that any such bonus payments are, in the judgment of the Compensation Committee, reasonable and reflect the appropriate amount of compensation payable in the form of a long-term cash bonus in light of the overall compensation paid.

In accordance with and pursuant to the 2011 Performance Bonus Plan, the Compensation Committee established objective, calculable and prospective goals for annual bonuses under that plan for fiscal 2015, as described in further detail below. These goals were established by the Compensation Committee to be consistent with our operational, strategic and capital objectives for fiscal 2015 approved by the Board of Directors at the beginning of the fiscal year. In establishing goals, the Compensation Committee seeks to create incentives for the attainment of the capital, strategic and operational objectives set by the Board. The annual cash incentive bonus opportunities for Messrs. Kramer and Mehmel for fiscal years commencing on or after October 1, 2015 will be structured so that they result in a payment at approximately one-third the size of their historic levels.

2015 Annual Cash Incentive Bonuses. Consistent with the strategy and business objectives set by the Board, the Compensation Committee determined that annual objectives should be established in two different areas—achieving strong operating results, as measured by EBITDA, and continuing to strengthen Griffon’s balance sheet, as measured by working capital level. For fiscal 2015, while the Committee continued to believe it important to use working capital as a performance measure to create an appropriate incentive to maintain liquidity and financial strength, the Committee desired to continue to put a stronger emphasis on operating results and to weigh EBITDA performance more heavily (accounting for approximately 75% of the annual cash bonus opportunities for Messrs. Kramer, Mehmel and Wetmore), and assigned an approximate 25% weighting to working capital.

Bonus eligibility amounts for Messrs. Kramer, Mehmel and Wetmore were established based on various levels of achievement of EBITDA for fiscal 2015 and working capital as of September 30, 2015, as follows:

	EBITDA level	Ronald J. Kramer	Robert F. Mehmel	Douglas J. Wetmore
Threshold	$140,000,000	$2,000,000	$500,000	$400,000
Target	$148,000,000	$2,666,667	$666,667	$533,333
Superior	$164,000,000	$4,000,000	$1,000,000	$800,000
Outstanding	$175,000,000	$5,500,000	$1,375,000	$1,100,000
Maximum	$182,000,000	$7,500,000	$1,875,000	$1,500,000

	Working Capital level
Threshold	$486,000,000	$1,000,000	$250,000	$200,000
Target	$494,000,000	$1,083,333	$270,833	$216,667
Superior	$510,000,000	$1,250,000	$312,500	$250,000
Outstanding	$521,000,000	$2,000,000	$500,000	$400,000
Maximum	$528,000,000	$2,500,000	$625,000	$500,000

The Committee also set an overall maximum of $7,500,000 that may be paid to one executive in respect of the annual cash bonus for fiscal 2015. The range of EBITDA levels at which a bonus amount would be paid to the CEO and COO increased from $133 million (threshold) to $173 million (maximum) for 2014 to a range of $140 million (minimum) to $182 million (maximum) for 2015, representing an approximate 5% increase in the minimum and maximum levels.

As noted above, the Compensation Committee retains the power to reduce (but not increase) the annual cash bonuses actually awarded under the 2011 Performance Bonus Plan to ensure that the aggregate bonus actually paid under that Plan to any individual is, in the judgment of the Compensation Committee, reasonable and reflects the appropriate amount of compensation payable in the form of an annual cash bonus in light of the overall compensation paid.

The Committee establishes EBITDA targets after the Board has reviewed the Griffon operating plan developed by management for the coming fiscal year. That operating plan incorporates the plans and budgets of each of the Company’s operating subsidiaries as well as corporate expense, and requires that certain levels of organic growth be achieved for the payment of target bonuses at the subsidiary levels. In establishing EBITDA targets, the Compensation Committee considered similar factors to those considered when EBITDA target levels were set for fiscal 2012 through 2014, such as

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the challenging U.S. and global economic environment, including in particular the downturn and slower than expected recovery of the U.S. housing market, which has a direct impact on the Company’s building products business.

•	how the current economic environment is likely to impact consumer spending, and the likely resultant impact on Ames, the Company’s lawn and garden tool business that was acquired in the fall of 2010.

•	the uncertain defense budgetary environment, and the possible impact of reduced military spending by the U.S. government on Telephonics, the Company’s defense electronics business.

•	that the setting of appropriate EBITDA targets would create an incentive to control general and administrative expenses.

In establishing working capital targets, the Compensation Committee considered the capital requirements of the Company necessary for the Company to maintain a strong balance sheet and desirable levels of liquidity for fiscal 2015. The Committee also considered anticipated cash expenditures for fiscal 2015. The Committee believes that working capital is an appropriate measure of financial strength and stability as it prevents excessive reliance on short-term borrowings, thereby reducing the Company’s exposure to uncertainties of the capital markets. Importantly, the Compensation Committee also recognized the inherent tension between maintaining a strong working capital position and the mandates of the Company’s Board of Directors to increase earnings growth through acquisitions of synergistic or complementary businesses and to return cash to shareholders through share repurchases and dividends. The Committee also recognized that in view of the Board’s role in establishing the level of share repurchases and in approving acquisitions, decisions with respect to these activities and the consequences of those decisions are not ultimately within the control of management. To address this balance, and to eliminate any disincentive for management to pursue strategic acquisitions as well as to avoid penalizing management for implementing the Board authorized share repurchase program, the Compensation Committee determined that the appropriate barometer should be an adjusted working capital measure that is not reduced by amounts expended in connection with share repurchases, and that is reduced by 50% (as opposed to 100%) of acquisition expenses (the “adjusted working capital”).

After the conclusion of fiscal 2015 and the preparation of the Company’s audited financial statements, the Compensation Committee held meetings in which the Committee reviewed the extent to which targets established under the 2011 Performance Bonus Plan were attained and considered the extent to which bonuses under the plan would be paid. The Committee determined that, in calculating the EBITDA and working capital amounts that determine the bonuses eligible to be paid to Messrs. Kramer, Mehmel and Wetmore under the 2011 Performance Bonus Plan, it should exclude the impact of certain items such as the expense incurred in fiscal 2015 attributable to implementing the long-term cash bonus program, and cash on the balance sheet resulting from certain financing activities that took place in late fiscal 2015. The Committee determined that Messrs. Kramer and Mehmel were eligible for, and would be awarded, bonus amounts as follows, based on an EBITDA level of $172.9 million and a working capital level of 463.9 million (as previously approved by the Committee, interpolation was used to arrive at the eligible amounts):

Executive	Amount based on EBITDA	Amount based on Working Capital	Total Bonus Awarded
Ronald J. Kramer	$5,214,591	$0	$5,214,591
Robert F. Mehmel	$1,303,648	$0	$1,303,648

The Committee recognized that the strong leadership, contributions and oversight of Messrs. Kramer and Mehmel led to a substantial improvement in the Company’s financial and operating results in a challenging economic environment, as well as a significant year over year increase in the Company’s stock price. The Committee also took note of the Company’s strong liquidity and financial condition, and the successful amendment to the Company’s credit agreement to increase the amount available for borrowing and extend its maturity. The Committee determined to award each of Mr. Kramer and Mr. Mehmel the bonus amount to which he is entitled based on the calculations as described above. With respect to Mr. Wetmore, the Committee determined to award a bonus of $600,000, in accordance with the terms of the Transition and Consulting Services Agreement entered into with Mr. Wetmore in connection with his retirement, as described further below.

The 2015 bonuses for Messrs. Harris and Kaplan were discretionary and based primarily upon a subjective analysis by the Compensation Committee of the individual performance of each of Messrs. Harris and Kaplan. The Committee recognized the smooth transition made by Mr. Harris into the CFO role as well as the substantial contributions made by Mr. Harris relating to the Company’s finance and accounting functions during 2015, and took note of the substantial contributions made by Mr. Kaplan relating to the Company’s legal function during fiscal 2015 including the oversight and progress of certain important litigation matters. The Committee determined that Messrs. Harris and Kaplan each be awarded a bonus of $295,000 in respect of fiscal 2015.

Equity-based Compensation. Equity-based compensation is designed to provide incentives to our executive officers to build stockholder value over the long-term by aligning their interests with the interest of stockholders. Since 2006, we have granted equity-based awards in the form of restricted stock, as the Compensation Committee determined this was an effective vehicle for the motivation and retention of our executive officers.

Since the fall of 2011, all restricted share awards granted to our named executive officers have been 100% performance-based. This further implements the Committee’s philosophy of aligning executive compensation with the financial performance of the Company, and motivating executives, by providing a substantial portion of our executives’ compensation in the form of performance-based compensation. We believe the Company is included in a small minority of public companies that has granted exclusively performance-based equity awards to its named executive officers in recent years.

The Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our named executive officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous equity grants awarded to the individual. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to have an impact on our profitability, growth and financial position.

Pursuant to our 2011 Equity Incentive Plan (the “Incentive Plan”), we may issue up to 4,200,000 shares of our common stock. The Compensation Committee believes that the Incentive Plan allows our Company to attract and retain executive management by providing them with appropriate equity-based incentives and rewards for superior performance. As described elsewhere in this proxy statement, we are submitting to stockholders a proposal to approve our new 2016 Equity Incentive Plan, which, if approved, will authorize the issuance of a total of 2,402,963 shares of our common stock, which represents approximately an additional 2,350,000 shares to be used as restricted shares beyond what was available as of December 11, 2015 (the record date) under the 2011 Equity Incentive Plan. If the 2016 Equity Incentive Plan is approved by stockholders, we will not grant any new equity awards under the 2011 Equity Incentive Plan.

On January 28, 2015, Messrs. Mehmel and Wetmore received restricted stock grants which vest on November 30, 2017 if the Company achieves certain aggregate Core EPS levels for the thirty-three month period January 1, 2015 through September 30, 2017. In connection with his retirement, Mr. Wetmore forfeited all 25,000 shares of restricted stock granted to him on January 28, 2015. Mr. Kramer did not receive an equity award in fiscal 2015. Grants were as follows:

Executive	Shares earned at aggregate Core EPS level of $2.00 per share (threshold)	Shares earned at aggregate Core EPS level of $2.32 per share (target)
Robert F. Mehmel	50,000	100,000
Douglas J. Wetmore	12,500	25,000

For purposes of the award, Core EPS means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations. The target Core EPS level of $2.32 per share represents a compound annual growth rate of approximately 25% over the performance period and, based upon historical correlation between EPS and the Company’s stock price, it is expected that achievement of the target Core EPS level would result in a substantial increase in shareholder value.

In order to mitigate any incentive for excessive risk taking, the Compensation Committee restricted the recipients from selling the shares for two years after they vest. These awards are subject to earlier vesting in the event of death, disability or a change in control of the Company. The Committee believes that Core EPS is an appropriate performance measure that is closely correlated with shareholder value.

On November 11, 2014, Mr. Kaplan and Mr. Harris were granted 44,000 and 18,000 shares of restricted stock, respectively. Subject to the executive’s continued employment, all shares subject to the award will vest on November 11, 2017 if Company consolidated EBITDA is equal to or greater than $175 million in at least one of fiscal 2015, 2016 or 2017. If the EBITDA performance condition is not attained, the restricted shares will be forfeited. These restricted shares are subject to earlier vesting if, within two years after a Change in Control, the executive is terminated without Cause or leaves for Good Reason. In addition, on November 11, 2015, Mr. Kaplan and Mr. Harris were granted 31,866 and 26,072 shares of restricted stock, respectively, that will vest, subject to the executive’s continued employment, on November 30, 2018 if, and only if, Company consolidated EBITDA is equal to or greater than $190 million in at least one of fiscal 2016, 2017 or 2018.

The Compensation Committee determined to grant the awards described above to each of Messrs. Mehmel, Wetmore, Harris and Kaplan (i) based on a subjective analysis of the executive’s performance, (ii) to provide enhanced retention and motivation for the executive, (iii) to reflect the Company’s philosophy that a substantial portion of the compensation of its senior executives should be performance-based, and (iv) as a measure of compensation risk to management in that it requires the executive to remain with the Company for a significant period of time before vesting in the equity award and effectively subjects the executive to the same share value risks to which our stockholders are subject during the cliff vesting period.

The Compensation Committee believes that the Company generally benefits from the retention and risk mitigation elements provided by a multi-year cliff vesting period (in addition to our performance vesting requirements and conditions), and has determined that cliff vesting, rather than pro-rata annual vesting, better aligns an executive’s compensation interests with the longer-term business strategies and tactics of the Company over the vesting period. The Committee also believes that cliff-vesting (in addition to our performance vesting requirements and conditions), reduces the motivation to engage in short-term strategies that may increase the Company’s share price in the near term but may not create the best foundation for maximizing long-term stockholder value. The long-term vesting requirement is therefore also considered a disincentive to excessive risk taking by management as any adverse consequences of such risks would be reflected in the value of the equity awards by the time those awards vest. Accordingly, all restricted share awards granted to executives since the fall of 2011 reflect a multi-year cliff vesting period that is generally three years (in addition to our performance vesting requirements and conditions).

Retirement, Health and Welfare Benefits and Other Perquisites. Our executive officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability, accidental death and dismemberment insurance and our 401(k) Retirement Plan and the ESOP. We provide vacation and paid holidays to our executive officers. We provide additional medical benefits to our named executive officers pursuant to a secondary self-insured health insurance plan that covers medical expenses not covered by our primary health insurance plan available to our employees generally. We also provide certain of our executive officers with a leased car or allowance and/or additional life insurance not available to our employees generally. We provide these perquisites to Messrs. Kramer, Mehmel, Harris and Kaplan pursuant to the terms of their respective employment agreements. We also reimburse Mr. Mehmel for certain financial, investment, estate planning, tax and insurance consulting services. See the Summary Compensation Table for details regarding the value of perquisites received by our executive officers. We also provide Mr. Kramer a Company car and driver pursuant to the terms of Mr. Kramer’s employment agreement; to the extent Mr. Kramer utilizes this service for personal use, the relative value is reflected in the Summary Compensation Table. The perquisites provided to Mr. Wetmore were provided pursuant to his employment agreement and, after his retirement, pursuant to his transition and consulting services agreement.

Employee Stock Ownership Plan. The Company has maintained an Employee Stock Ownership Plan (“ESOP”) since 1983. All of our U.S. employees who work 1,000 or more hours per year (a “Year of Service”), including our NEOs, are eligible to participate in the ESOP, except those who are members of a collective bargaining unit. Annual contributions are made to the ESOP in such amounts as the Board of Directors may determine in its sole discretion. Contributions to the ESOP are invested primarily in the Company’s common stock.

The ESOP, through its trustee, currently Wells Fargo Bank, N.A. (the “Trustee”), may borrow funds for the purpose of purchasing Company common stock. The shares purchased from such borrowings are held in a suspense account as collateral for the loan. When payments of principal and interest on such a loan is made, a number of shares of such Company common stock acquired through such loan (based on the portion of principal and interest paid) are released from the suspense account and allocated to eligible participants at the end of the applicable plan year. Eligible participants are those employees who (i) are employed by the Company on the last day of the plan year and have completed a Year of Service in the plan year, or (ii) terminated employment during the plan year due to attainment of age 65, death or disability during the plan year. Generally, the number of shares allocated to a participant for a plan year is based on the ratio of the participant’s compensation for the plan year to the total compensation for the plan year of all eligible participants. Participants vest in the contributions made on their behalf over time and become 100% vested after two years of service. No contributions are required of, nor accepted from, any employee. Historically, the amount of the Company’s annual contributions to the ESOP have solely been the amount necessary to satisfy the ESOP’s obligations for such plan year with respect to the ESOP’s outstanding third party loans.

The ESOP currently has a loan agreement outstanding, the proceeds of which were used to purchase our common stock. The loan is guaranteed by Griffon and is being repaid in quarterly installments through December 2018. As of November 30, 2015, the ESOP had outstanding borrowings of $36,744,101. As of November 30, 2015, there were 5,491,134 shares of common stock in the ESOP, of which 2,453,313 were allocated to participant accounts and 3,037,821 were unallocated and held in the suspense account.

The Trustee is considered the stockholder for the purpose of exercising all owners’ and stockholders’ rights with respect to the Company’s common stock held in the ESOP, except for voting rights. Subject to the Trustee’s fiduciary duties with respect to the ESOP, the Trustee will vote the shares held by the ESOP as follows:

•	shares that have been allocated to a participant’s ESOP account (whether vested or unvested) for which voting instructions have been received are voted in accordance with such instructions;

•

shares that have been allocated to a participant’s ESOP account for which voting instructions have not been received are voted in the same proportions as those votes cast by participants who have submitted voting instructions; and

•	shares that have not been allocated to a participant’s account are voted in the same proportions as those votes cast with respect to shares allocated to participants’ accounts.

Employment Agreements

In March 2008, we entered into an employment agreement with Ronald J. Kramer, pursuant to which he became our Chief Executive Officer effective April 1, 2008. We entered into an amendment to this agreement with Mr. Kramer on February 3, 2011. Pursuant to the terms of the employment agreement, as amended, Mr. Kramer’s term of employment continues for three years from the date on which either party gives notice that the term of employment will not be further renewed. The employment agreement provided an initial annual base salary to Mr. Kramer of $775,000, which is subject to discretionary increases. Under the employment agreement, Mr. Kramer received grants of restricted stock that have now vested, and is eligible for an annual cash bonus as determined by the Compensation Committee. Mr. Kramer is also entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On December 7, 2012, we entered into an employment agreement with Robert F. Mehmel, pursuant to which he became our President and Chief Operating Officer effective December 10, 2012. Under the employment agreement, Mr. Mehmel’s initial term of employment is four years, and thereafter the agreement automatically renews for successive one year periods unless either party provides appropriate notice of non-renewal to the other party. We provided an initial annual base salary to Mr. Mehmel of $700,000 per annum, which is subject to discretionary increases. Mr. Mehmel is eligible for an annual cash bonus as determined by the Committee, with a target bonus amount not less than 100%, and a maximum bonus amount not less than 200%, of Mr. Mehmel’s base salary. We also provided a grant of 300,000 performance-based restricted shares to Mr. Mehmel as an inducement grant necessary to recruit him. On November 12, 2013, the Committee certified the achievement of the performance criteria with respect to this grant of restricted shares; 150,000 of these shares vested on December 10, 2015, and the remaining 150,000 of these restricted shares will vest, subject to Mr. Mehmel’s continued employment, on December 10, 2016. Upon termination of his employment under certain circumstances, Mr. Mehmel is also entitled to certain severance payments, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On June 1, 2015 and July 30, 2015, we entered into an offer letter and severance agreement, respectively, with Brian G. Harris, pursuant to which he became our Senior Vice President and Chief Financial Officer effective August 1, 2015. Pursuant to these agreements, Mr. Harris’s initial term of employment is one year, and will automatically renew for successive one-year periods unless either party provides appropriate notice of non-renewal to the other party. The employment agreement provided for Mr. Harris to receive an initial annual base salary of $340,000, subject to discretionary increases. Mr. Harris is eligible for an annual cash bonus (at a minimum target of 50% of base salary). Mr. Harris is also entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On April 27, 2010, we entered into an employment agreement and related severance agreement with Seth L. Kaplan, pursuant to which he became our Senior Vice President, General Counsel and Secretary effective on May 17, 2010. Pursuant to these agreements, Mr. Kaplan’s initial term of employment was four years, and now automatically renews for successive one-year periods unless either party provides appropriate notice of non-renewal to the other party. The employment agreement provided for Mr. Kaplan to receive an initial annual base salary of $312,500, subject to discretionary increases. Commencing with the 2010 fiscal year, Mr. Kaplan became eligible for an annual cash bonus (at a minimum target of 50% of base salary). Pursuant to his employment agreement, Mr. Kaplan received a restricted stock grant of 40,000 shares of common stock, which cliff vested on May 17, 2014. Mr. Kaplan is also entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

With respect to the agreements described above, each of Messrs. Kramer, Mehmel, Kaplan and Harris has agreed to customary non-competition and non-solicitation provision that extend for post-termination periods of twelve to eighteen months, as well as customary terms regarding the protection and confidentiality of our trade secrets, proprietary information and technologies, designs and inventions. A “change in control” is generally defined in these agreements to include, among other things, the acquisition by a person or entity of more than 30% of the voting securities of our Company, the current Board of Directors no longer constituting a majority of the Board (directors approved by the existing Board will be considered a part of the current Board), and certain merger or sale of assets transactions. Pursuant to the agreements described above, we provide certain perquisites to our named executive officers, as described above under “Retirement, Health and Welfare Benefits and Other Perquisites” and as reflected in the Summary Compensation Table.

Transition and Consulting Services Agreement

In connection with Mr. Wetmore’s retirement on July 31, 2015, we entered into a Transition and Consulting Services Agreement dated June 1, 2015 (the “Consulting Agreement”) with Mr. Wetmore, pursuant to which he will consult with us during the period August 1, 2015 to November 30, 2017 (the “Term”). Mr. Wetmore receives a monthly consulting fee equal to $35,785, and pursuant to the Consulting Agreement Mr. Wetmore received a cash bonus of $600,000 for the fiscal year ending September 30, 2015. The Company will provide medical benefits to Mr. Wetmore and his eligible dependents until February 1, 2017. Mr. Wetmore will have the opportunity to continue to vest in all of his outstanding restricted share awards during the Term if relevant performance targets are met, except that he forfeited the January 2015 grant of 25,000 shares of restricted stock. The Consulting Agreement contains a customary release of claims by Mr. Wetmore, and subjects Mr. Wetmore to customary non-solicitation, non-interference and non-competition provisions for the duration of the Term, as well as perpetual confidentiality and mutual non-disparagement provisions. If Mr. Wetmore dies or becomes disabled during the Term, he will receive medical benefits continuation and the continued opportunity to vest in his restricted stock awards.

Stock Ownership Guidelines

In November 2010, we adopted stock ownership guidelines which require that our executive officers acquire, over time, a certain number of shares of our common stock. Under the Company’s stock ownership guidelines:

•	the target number of shares for compliance is stated in a dollar amount

•

the executive is required, within three years of the adoption of the policy (or, for future executive officers, within three years of assuming such position with the Company), to reach the target dollar value through ownership of shares of common stock and to retain the target amount of shares until termination of service

•	the target dollar value is as follows:

Position	Target Dollar Value
CEO	5x Salary
COO	4x Salary
CFO	3x Salary
Other Executive Officers	2x Salary
Business Unit Presidents	2x Salary

•

until the target dollar value has been reached, the executive must retain all “net” shares received under any Company equity compensation program (“net” shares means all shares net of taxes and, in the case of options, exercise price)

•	testing for compliance is done quarterly

•

once the executive holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

•	the following shares count toward reaching the applicable guideline amount:

—	restricted shares granted under our equity incentive plans

—	shares held by an investment fund or other investment vehicle with which the executive is affiliated

—

shares held by a parent, child or grandchild of the executive, or by a trust or other entity established for any such family members, so long as the executive retains the power to dispose of the shares

•	if an executive fails to be in compliance within the applicable three year period, this can be considered by the Compensation Committee in determining future equity awards

Under these guidelines, each of our executive officers, and business unit presidents, either holds shares with a value greater than the applicable target dollar value, or we believe will own such amount of shares within the specified three-year period. At the end of the three-year period, any executive who does not hold shares with the requisite target value is restricted from selling any shares received under our equity plans (net of shares that may be used to pay taxes and, in the case of options, exercise price). We monitor compliance with the guidelines on a periodic basis. Our Stock Ownership Guidelines apply to directors as well, as described below in the discussion of the compensation of our directors.

Mr. Kramer, our Chief Executive Officer, holds over 2,000,000 shares of our common stock, which is well in excess of his target number of shares under our stock ownership guidelines of approximately 300,000 shares. Mr. Kramer acquired a substantial portion of his over 2,000,000 shares through investment of his personal assets.

Policy Against Pledging and Hedging Company Securities

Our Policy on Insider Trading prohibits our directors, officers, business unit Presidents and certain other key employees from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of his security holdings, and (iii) purchasing securities on margin or holding securities in a margin account. Because these types of activities could result in a sale of securities at a time when the director or employee has material, inside information, or could create a situation in which a director or employee owns securities without the full risks and rewards of ownership, our Board believes it prudent to prohibit our directors, officers and key employees from entering into these types of transactions. All directors and officers have indicated they are in compliance with this policy.

Clawback Policy; Potential Impact on Compensation from Executive Misconduct

Under our Incentive-Based Compensation Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under U.S. securities laws, the Company shall be entitled to recover (and shall seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid, and the amount that would have been paid if the financial statements were prepared properly in the first instance. As one means of enforcing the Clawback Policy, we have added a clawback provision to the form of agreement used for equity grants to our executive officers.

In addition, if the board or an appropriate committee of the board determines that an officer has engaged in fraudulent or intentional misconduct, we are authorized to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the individual who engaged in the misconduct. Discipline would vary depending on the facts and circumstances, and may include termination of employment and initiating an action for breach of fiduciary duty. These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities.

Tax and Accounting Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation in excess of $1,000,000 for each covered executive officer in any taxable year. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit.

Cash bonuses paid under our Performance Bonus Plan are performance-based, and therefore we believe deductible, under Section 162(m), without limitation. Compensation income attributable to the vesting of time-based restricted stock is not performance-based as defined in Section 162(m), and therefore the related compensation expense is not deductible under that section to the extent that, together with other compensation attributed to a covered executive officer in the applicable year that is not performance-based, such income exceeds $1,000,000.

Since the fall of 2011, all restricted stock grants to our named executive officers have been performance-based, and therefore we believe the compensation expense related to the vesting of the applicable restricted shares will be deductible under Section 162(m) without limitation.

Our policy with respect to qualifying compensation paid to our covered executive officers for tax deductibility purposes is that, other than certain restricted stock grants awarded to certain covered executive officers from time to time that do not qualify for exemption under Section 162(m), executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may still be paid to covered executive officers in circumstances when necessary for competitive reasons or to attract or retain a key executive, or in situations where achieving maximum tax deductibility may not be in the best overall interest of the Company. With respect to calendar year 2015, the Compensation Committee does not believe there will be any non-deductible compensation other than a portion of the amount reflected in the “All Other Compensation” column of the Summary Compensation Table with respect to Mr. Kramer for fiscal 2015.

Additionally, as stated above, the Compensation Committee believes that each executive should be responsible for the taxes payable with respect to such individual’s compensation. Accordingly, the Compensation Committee has established a clear policy against providing tax gross-ups to executives.

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information relating to our equity compensation plans as of September 30, 2015:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	422,250	$20.82	420,206
Equity compensation plans not approved by security holders (2)	3,200	$26.06	—

(1)

Excludes restricted shares issued in connection with our equity compensation plans; as of September 30, 2015, 3,400,035 unvested shares of restricted stock have been awarded under our equity compensation plans and remain subject to certain forfeiture conditions. The total reflected in column (c) includes shares available for grant as any equity award under the Incentive Plan.

(2)

Our 1998 Employee and Director Stock Option Plan is the only equity plan which was not approved by our stockholders. No new awards have been granted under the Employee and Director Stock Option Plan since February 2008.

COMPENSATION COMMITTEE REPORT

We have reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Compensation Committee Henry A. Alpert (Chairman) Blaine V. Fogg Rear Admiral Robert G. Harrison (USN Ret.)

Summary Compensation Table

The following table sets forth all compensation for the fiscal years ended September 30, 2015, 2014 and 2013 awarded to or earned by our principal executive officer, principal financial officer and each of our other executive officers. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total($)
Ronald J. Kramer	2015	958,750	—	—	5,214,591	223,730	6,397,071
Chief Executive Officer	2014	943,000	—	3,999,999	3,628,000	200,417	8,771,416
	2013	928,055	—	2,400,000	3,600,000	198,486	7,126,541
Robert F. Mehmel	2015	752,700	—	1,351,000	1,303,648	81,759	3,489,107
President and Chief Operating	2014	709,333	—	1,000,007	907,000	68,122	2,684,462
Officer (1)	2013	571,507	—	3,231,000	1,000,000	74,853	4,877,360
Brian G. Harris	2015	301,033	295,000	225,000	—	21,485	842,518
Senior Vice President
and Chief Financial Officer (2)
Seth L. Kaplan	2015	348,650	295,000	550,000	—	44,771	1,238,421
Senior Vice President,	2014	341,996	275,000	550,004	—	40,174	1,207,174
General Counsel and Secretary	2013	336,589	250,000	532,000	—	37,487	1,156,076
Douglas J. Wetmore	2015	499,033	—	337,750	600,000	109,081	1,545,864
Former Executive Vice President	2014	587,839	—	399,994	650,000	60,236	1,698,070
and Chief Financial Officer (3)	2013	578,512	—	500,004	600,000	67,778	1,746,294

(1)	Mr. Mehmel began employment with Griffon on December 10, 2012; his annual salary rate in fiscal 2013 was $700,000.

(2)	Mr. Harris became our Senior Vice President and Chief Financial Officer effective August 1, 2015, at which time his annual salary rate was increased to $340,000.

(3)

Mr. Wetmore retired, and became a consultant to Griffon, as of July 31, 2015. For a discussion of Mr. Wetmore’s transition and consulting services agreement, see the discussion under “COMPENSTION DISCUSSION AND ANALYSIS—Transition and Consulting Services Agreement.” Mr. Wetmore’s annual base salary in 2015 was $601,200.

(4)

Represents the aggregate grant date fair value of shares of restricted stock granted to the NEO during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the NEO. For additional information regarding the assumptions made in calculating these amounts, see Note 13, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2015.

(5)	Amounts paid to Messrs. Kramer, Mehmel and Wetmore under our 2011 Performance Bonus Plan.

(6)

All Other Compensation in fiscal 2015 includes (a) $46,756, $4,535, $406, $1,112 and $5,000 paid by us for life insurance policies on Messrs. Kramer, Mehmel, Harris, Kaplan and Wetmore, respectively; (b) our contributions under a 401(k) Retirement Plan of $10,600, $10,600, $9,000, $9,000 and $10,600 for each of Messrs. Kramer, Mehmel, Harris, Kaplan and Wetmore, respectively; (c) expenses related to automobile use in the amounts of $115,668, $31,931, $8,025, $24,983 and $28,891 for each of Messrs. Kramer, Mehmel, Harris, Kaplan and Wetmore, respectively, which for Mr. Kramer includes an amount allocated to reflect the personal use by Mr. Kramer of a driver provided by the Company; (d) $46,622, $15,735, $5,639 and $18,679 paid by us for supplemental medical benefits for each of Messrs. Kramer, Mehmel, Kaplan and Wetmore, respectively; (e) Company contributions in the amounts of $4,084, $3,958, $4,053, $4,037 and $126 allocated under our ESOP on behalf of Messrs. Kramer, Mehmel, Harris, Kaplan and Wetmore, respectively; (f) $15,000 paid by us to reimburse Mr. Mehmel for certain financial, investment, estate planning, tax and insurance consulting fees; and (g) consulting fees in the amount of $45,785 paid to Mr. Wetmore for the period August 1, 2015 through September 30, 2015, pursuant to the terms of Mr. Wetmore’s transition and consulting services agreement.

Grants of Plan-Based Awards-Fiscal 2015

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(4)				All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maxi- mum ($)		Thres- hold (#)	Target (#)		Maxi- mum (#)
Ronald J. Kramer	—	3,000,000	3,750,000	7,500,000	(2)	—	—		—	—	—	—	—
Chief Executive Officer		1,200,000	2,400,000	3,600,000	(3)	—	—		—	—	—	—	—
		1,200,000	2,400,000	3,600,000	(4)	—	—		—	—	—	—	—
Robert F. Mehmel	—	750,000	937,500	2,500,000	(2)	—	—		—	—	—	—	—
President and Chief		300,000	600,000	900,000	(3)
Operating Officer		300,000	600,000	900,000	(4)
	1/28/15	—	—	—		50,000	100,000	(5)	—	—	—	—	1,351,000	(5)
Brian G. Harris	11/11/14	—	—	—		—	18,000	(6)	—	—	—	—	225,000	(6)
Senior Vice
President and Chief
Financial Officer
Seth L. Kaplan	11/11/14	—	—	—		—	44,000	(6)	—	—	—	—	550,000	(6)
Senior Vice President, General Counsel and Secretary
Douglas J. Wetmore	—	600,000	750,000	2,000,000	(2)	—	—		—	—	—	—	—
Former Executive Vice
President and Chief
Financial Officer	1/28/15	—	—	—		12,500	25,000	(5)	—	—	—	—	337,750	(5)

(1)	Dividends paid on shares underlying a restricted stock award during the period such award is outstanding and unvested are paid when and to the extent that such restricted stock award vests

(2)

Represents annual cash bonus awards payable under the 2011 Performance Bonus Plan (based on certain EBITDA and working capital performance levels) for the fiscal year ended September 30, 2015. In addition to the threshold, target and maximum amounts reflected in the table, the Committee also established “superior” target payout levels for Messrs. Kramer, Mehmel and Wetmore of $5,250,000, $1,312,500 and $1,050,000, respectively, and “outstanding” target payout levels of $7,500,000, $1,875,000 and $1,500,000, respectively. See the chart included in “Compensation Discussion and Analysis—2015 Annual Cash Incentive Bonuses.” These bonus eligibility amounts were established by the Committee under the 2011 Performance Bonus Plan. The reason the payout level for Mr. Kramer at the “Outstanding” and “Maximum” levels is the same is because the Committee established an overall maximum payout per person in any one fiscal year of $7,500,000.

(3)

Represents long-term cash bonus awards payable under the 2011 Performance Bonus Plan (based on the Company’s aggregate “Core EPS”) for the period commencing April 1, 2015 and ending September 30, 2016. These bonus eligibility amounts were established by the Committee under the 2011 Performance Bonus Plan. For purposes of the award, “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations.

(4)

Represents long-term cash bonus awards payable under the 2011 Performance Bonus Plan (based on the Company’s aggregate “Core EPS”) for the period commencing April 1, 2015 and ending September 30, 2017. These bonus eligibility amounts were established by the Committee under the 2011 Performance Bonus Plan.

(5)

On January 28, 2015 Messrs. Mehmel and Wetmore received awards of 100,000 and 25,000 shares, respectively, of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the underlying shares on November 30, 2017 if the Company achieves aggregate Core EPS of $2.32 for the period commencing January 1, 2015 and ending September 30, 2017 (the “performance period”), and as to 50% of the underlying shares if the Company achieves aggregate Core EPS of $2.00 for the performance period. This award is subject to earlier vesting in the event of death, disability or a change in control of the Company. In connection with his retirement, Mr. Wetmore forfeited all 25,000 shares of restricted stock granted to him on January 28, 2015.

(6)

On November 11, 2014, Mr. Kaplan and Mr. Harris received awards of 44,000 and 18,000 shares, respectively, of performance-based restricted stock that vests in full, subject to the executive’s continued employment, on November 11, 2017 if, and only if, Company consolidated EBITDA is equal to or greater than $175 million in at least one of fiscal 2015, 2016 or 2017. If the EBITDA performance condition is not attained, the restricted shares will be forfeited. These restricted shares are subject to earlier vesting if, within two years after a change in control (i) the executive is terminated without cause or due to death or disability, or (ii) the executive leaves for good reason.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table sets forth information with respect to the outstanding equity awards of the named executive officers as of September 30, 2015.

Name	Options Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(9)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Ronald J. Kramer	350,000	—	—	20.00	9/30/2018	500,000	(1)	7,885,000	(1)	200,000	(2)	3,154,000	(2)
Chief Executive						—		—		294,334	(3)	4,641,647	(3)
Officer
Robert F. Mehmel	—	—	—	—	—	300,000	(4)	4,731,000	(4)	73,584	(3)	1,160,420	(3)
President and Chief						—		—		100,000	(5)	1,577,000	(5)
Operating Officer
Brian G. Harris	—	—	—	—	—	12,500	(6)	197,125	(6)	18,000	(7)	283,860	(7)
Senior Vice						20,000	(6)	315,400	(6)	—		—
President and Chief						18,160	(6)	286,383	(6)	—		—
Financial Officer
Seth L. Kaplan.	—	—	—	—	—	45,000	(6)	709,650	(6)	44,000	(7)	693,880	(7)
Senior Vice						50,000	(6)	788,500	(6)	—		—
President, General						44,391	(6)	700,046	(6)	—		—
Counsel and Secretary
Douglas J. Wetmore.	—	—	—	—	—	90,000	(1)	1,419,300	(1)	29,433	(3)	464,158	(3)
Former Executive	—	—	—	—	—	41,667	(8)	657,089	(8)	—		—
Vice President and Chief Financial Officer

(1)

On February 11, 2011, Messrs. Kramer and Wetmore were granted awards of 500,000 shares and 90,000 shares, respectively, of performance-based restricted stock, which awards were amended in January 2012. As amended, the underlying shares vest one year after, and only if, the Company’s common stock closes at a price of $16.00 or higher for thirty consecutive trading days on or prior to January 9, 2016; if the performance condition is not met by January 9, 2016, these restricted shares will be forfeited. On April 29, 2015, the Committee certified the achievement of the performance criteria with respect to these grants of restricted shares. With respect to Mr. Kramer, this award will now vest, subject to Mr. Kramer’s continued employment, on April 22, 2016. With respect to Mr. Wetmore, this award will now vest, subject to Mr. Wetmore continuing as a consultant to us under his Transition and Consulting Services Agreement, on April 22, 2016.

(2)

On January 29, 2013, Mr. Kramer received an award of 200,000 shares of performance-based restricted stock. Such award was amended on December 12, 2013 to add a second performance criterion that can only be achieved over a three-year performance period. These shares will vest, subject to Mr. Kramer’s continued employment, on November 30, 2016 if, and only if, (i) the Company achieves $170 million of consolidated EBITDA in fiscal 2014, 2015 or 2016 and (ii) the Company achieves aggregate EBITDA over the three fiscal year period 2014-2016 of at least $475 million. If either performance criterion is not met, these shares will be forfeited. On November 11, 2015, the Committee certified that consolidated EBITDA was in excess of $170 million in fiscal 2015.

(3)

On January 30, 2014 Messrs. Kramer, Mehmel and Wetmore received awards of 294,334 shares, 73,584 shares and 29,433 shares, respectively, of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the underlying shares on November 30, 2016 if the Company achieves aggregate Core EPS of $1.44 for the period commencing January 1, 2014 and ending September 30, 2016 (the “performance period”), and as to 50% of the underlying shares if the Company achieves aggregate Core EPS of $0.94 for the performance period. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations. If the Core EPS target of $0.94 is not achieved, these shares will be forfeited. In the case of Mr. Wetmore, such shares will vest subject to achievement of the performance criteria and Mr. Wetmore continuing as a consultant to us under his Transition and Consulting Services Agreement.

(4)

On December 10, 2012, Mr. Mehmel was granted 300,000 shares of performance-based restricted stock. On November 12, 2013, the Committee certified the achievement of the performance criteria with respect to this grant of restricted shares. This award vested as to one-half of the underlying shares on December 10, 2015, and the remaining shares will vest, subject to Mr. Mehmel’s continued employment, on December 10, 2016.

(5)

On January 28, 2015 Mr. Mehmel was granted 100,000 shares of performance-based restricted stock that will vest, subject to Mr. Mehmel’s continued employment, as to 100% of the underlying shares on November 30, 2017 if the Company achieves aggregate Core EPS of $2.32 for the period commencing January 1, 2015 and ending September 30, 2017 (the “performance period”), and as to 50% of the underlying shares if the Company achieves aggregate Core EPS of $2.00 for the performance period. If the Core EPS target of $2.00 is not achieved, these shares will be forfeited.

(6)

On December 6, 2011, Messrs. Harris and Kaplan received awards of 12,500 shares and 45,000 shares, respectively, of performance-based restricted stock. On December 6, 2012, Messrs. Harris and Kaplan received awards of 20,000 shares and 50,000 shares, respectively, of performance-based restricted stock. These four awards were amended on November 12, 2013. On November 12, 2013, Messrs. Harris and Kaplan received awards of 18,160 shares and 44,391 shares, respectively, of performance-based restricted stock. On November 11, 2015, the Committee certified the achievement of the performance criteria with respect to these six awards of restricted shares; these restricted shares will now vest on December 6, 2015.

(7)

On November 11, 2014, Messrs. Harris and Kaplan received awards of 18,000 share and 44,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, on November 11, 2017 if, and only if, Company consolidated EBITDA is equal to or greater than $175 million in at least one of fiscal 2015, 2016 or 2017. If the performance target it not achieved, the restricted shares will be forfeited.

(8)

On January 29, 2013, Mr. Wetmore received an award of 41,667 shares of performance-based restricted stock. On November 11, 2015, the Committee certified the achievement of the performance criteria with respect to this award. This award will now vest, subject to Mr. Wetmore continuing as a consultant to us under his Transition and Consulting Services Agreement, on November 30, 2016.

(9)	The value reflected is based upon the closing price of the common stock of $15.77 on September 30, 2015.

Option Exercises and Stock Vested in Fiscal 2015

No shares of restricted stock held by our named executive officers vested in fiscal 2015, and none of our named executive officers exercised options in fiscal 2015.

Potential Payments Upon Termination or Change in Control

As described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Employment Agreements,” we have entered into employment agreements with Ronald J. Kramer, our Chief Executive Officer, and Robert F. Mehmel, our President and Chief Operating Officer, and severance agreements with Brian G. Harris, our Senior Vice President and Chief Financial Officer, and Seth L. Kaplan, our Senior Vice President, General Counsel and Secretary. These agreements provide for certain post-employment severance benefits in the event of employment termination under certain circumstances.

The following tables provide estimates of the potential severance and other post-termination benefits that Mr. Kramer, Mr. Mehmel, Mr. Harris and Mr. Kaplan would be entitled to receive assuming their respective employment was terminated as of September 30, 2015 for the reason set forth in each of the columns.

Ronald J. Kramer

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$961,900	$1,923,800		$2,885,700
Bonus (2)	—	$3,628,000	$7,256,000		$10,884,000
Pro-Rata Bonus (3)	—	$1,442,850	—		—
Accelerated Option Vesting	—	—	—		—
Accelerated Restricted Stock Vesting (4)	$15,680,647	$15,680,647	$11,039,000	(5)	$15,680,647
Value of health benefits provided after termination (6)	$—	$44,283	$44,283		$44,283
Modified 280G Cutback	—	—	—		$—	(7)

Totals	$15,680,647	$21,757,680	$20,263,083		$29,494,630

(1)

Upon termination due to disability, Mr. Kramer is entitled to an amount equal to one times base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case, other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, Mr. Kramer is entitled to a lump sum payment equal to three times base salary.

(2)

Upon termination due to disability, Mr. Kramer is entitled to an amount equal to the highest bonus received by Mr. Kramer over the three-year period prior to the assumed termination date of September 30, 2015, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case, other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times such highest bonus, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control Mr. Kramer is entitled to a lump sum payment equal to three times such highest bonus.

(3)

Upon a termination due to disability, Mr. Kramer is entitled to receive a pro-rata bonus based on an assumed target bonus equal to 150% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last day of the fiscal year, the bonus reflected above is 150% of his full salary for the fiscal year. Such amount would be paid in a lump sum. Mr. Kramer may also be entitled to a pro-rata bonus in the event of a resignation for Good Reason or termination by the Company without Cause prior to or after a Change in Control; however, such bonus would only be payable to the extent that the applicable performance targets were attained and the Compensation Committee did not exercise its negative discretion to reduce such bonus. Accordingly, such bonus is not set forth in the table above. If Mr. Kramer’s $5,214,591 bonus for fiscal 2015 had been used in the calculation, the amount included above would have been $5,214,591.

(4)

Except as provide in note (5) below, upon a termination due to death, disability, by Mr. Kramer for Good Reason or by the Company without Cause at any time, Mr. Kramer’s unvested restricted stock awards will vest in full. The value provided above is calculated based on a value of $15.77 per share, the closing price of the Company’s common stock on the last trading day of the 2015 fiscal year. All of Mr. Kramer’s unvested restricted stock awards will vest upon the occurrence of a Change in Control.

(5)

Notwithstanding note (4) above, Mr. Kramer’s January 30, 2014 restricted stock award will not vest upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case, prior to a Change in Control and, therefore, no amount is included in the table above for such award.

(6)

The value of such benefits are determined based on the present value of the total estimated cost of providing health benefits to Mr. Kramer and his eligible dependents for 18 months after Mr. Kramer’s termination of employment due to disability, by the Company without Cause or by Mr. Kramer for Good Reason.

(7)

Mr. Kramer’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Kramer) that Mr. Kramer would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kramer would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Kramer without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2015, Mr. Kramer receives a greater benefit by paying the excise tax. Accordingly, no cut-back would be imposed.

Robert F. Mehmel

Benefit	Termination Due to Death		Termination Due to Disability		Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—		$570,750		$1,141,500		$1,902,500
Bonus (2)	—		—		$1,430,250		$2,383,750
Pro-Rata Bonus (3)	$761,000		$761,000		—		$907,000
Accelerated Restricted Stock Vesting	$6,608,631	(4)	$6,608,631	(4)	$4,731,000	(5)	$7,468,420	(6)
Value of health benefits provided after termination (7)	—		$22,787		$44,283		$64,561
Modified 280G Cutback	—		—		—		$—	(8)

Totals	$7,369,631		$7,963,167		$7,347,033		$12,726,231

(1)

Upon a termination due to disability, Mr. Mehmel is entitled to nine month’s salary continuation, payable in nine monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case, other than within 24 months after a Change in Control, Mr. Mehmel is entitled to 18 month’s salary continuation, payable in 18 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times base salary.

(2)

Upon resignation for Good Reason or termination by the Company without Cause, in each case, other than within 24 months after a Change in Control of the Company, Mr. Mehmel will receive a lump sum payment equal to one and a half times the average of the three bonuses Mr. Mehmel received in the three years prior to his assumed termination date. Upon resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months after a Change in Control of the Company, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times the average of the three bonuses Mr. Mehmel received in the three years prior to his assumed termination date.

(3)

Upon a termination due to death or disability, Mr. Mehmel is entitled to receive a pro-rata bonus based on his target bonus for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon a termination within 24 months after a Change in Control by Mr. Mehmel for Good Reason or by the Company without Cause, Mr. Mehmel is entitled to receive a pro-rata bonus based on the higher of Mr. Mehmel’s target bonus for the year in which such termination occurs or the bonus earned for the preceding fiscal year. Because Mr. Mehmel’s bonus for the preceding fiscal year exceeds his target bonus for the year in which such termination occurs and because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is the full amount of Mr. Mehmel’s bonus for the preceding fiscal year. Such amount would be paid in a lump sum.

(4)

Upon a termination due to death or disability, (i) the restricted stock granted to Mr. Mehmel on January 30, 2014 and January 28, 2015 will vest in full and (ii) with respect to the restricted stock granted to Mr. Mehmel on December 10, 2012, Mr. Mehmel will receive accelerated vesting of that portion of such award based on a fraction the numerator of which is equal to the number of days worked by Mr. Mehmel commencing on the date of grant and ending on his assumed termination date (September 30, 2015), and the denominator of which is equal to the total number of days included in the applicable vesting period. The value provided above is calculated based on a value of $15.77 per share, the closing price of the Company’s common stock on the last trading day of the 2015 fiscal year.

(5)

Upon a resignation for Good Reason or a termination by the Company without Cause, in each case, other than within 24 months after a Change in Control, the restricted stock granted to Mr. Mehmel on December 10, 2012 will vest only if the applicable performance goals are satisfied prior to the expiration of the applicable performance period. Because the applicable performance goals with respect to such restricted stock were satisfied as of September 30, 2015, the amount included in the table above for such restricted stock is $4,731,000, which is based on a value of $15.77 per share, the closing price of the Company’s common stock on the last trading day of the 2015 fiscal year. Because the restricted stock granted to Mr. Mehmel on January 30, 2014 and January 28, 2015 will be forfeited upon a resignation for Good Reason or a termination by the Company without Cause, in each case, other than within 24 months after a Change in Control, no amount is included in the table above for such award.

(6)

Upon a Change in Control, the restricted stock granted to Mr. Mehmel on January 30, 2014 and January 28, 2015 will vest in full and, upon a resignation for Good Reason or a termination by the Company without Cause, in each case, upon a Change in Control, the restricted stock granted to Mr. Mehmel on December 10, 2012 will vest in full. The value provided above is calculated based on a value of $15.77 per share, the closing price of the Company’s common stock on the last trading day of the 2015 fiscal year.

(7)

Mr. Mehmel and his eligible dependents will be provided health benefits (i) for nine months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case, other than within 24 months after a Change in Control; and (iii) until the earlier of the end of the calendar year following the second year after termination of employment and Mr. Mehmel’s commencing employment with another employer in the case of a resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months after a Change in Control. The amounts set forth above are based on the present value of the total estimated cost of providing such health benefits.

(8)

Mr. Mehmel’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Mehmel) that Mr. Mehmel would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Mehmel would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Mehmel without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2015, Mr. Mehmel receives a greater benefit by paying the excise tax. Accordingly, no cut-back would be imposed.

Brian G. Harris

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$170,000	$510,000		$850,000
Bonus	—	—	$170,000	(2)	$445,833	(3)
Pro-Rata Bonus (4)	$170,000	$170,000	—		$190,000
Accelerated Restricted Stock Vesting	—	$—	$—		$1,082,768	(5)
Value of health benefits provided after termination (6)	—	$15,338	$44,283		$64,561
Modified 280G Cutback	—	—	—		0	(7)

Totals	$170,000	$355,338	$724,283		$2,633,163

(1)

Upon a termination due to disability, Mr. Harris is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Harris is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case, other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Harris is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months after a Change in Control.

(2)

Upon resignation for Good Reason or termination by the Company without Cause, in each case, other than within 24 months after a Change in Control of the Company, Mr. Harris will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination, but, in the case of fiscal years ending in 2015, 2016 or 2017, not less than his target bonus. The amount of the bonus, if any, Mr. Harris would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, the amount included above is based only on Mr. Harris’s target bonus, which is the minimum bonus he could receive under the circumstances. If Mr. Harris’s $295,000 bonus for fiscal year 2015 had been used in the calculation, the amount included above would have been $737,500.

(3)

Upon resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months following a Change in Control, Mr. Harris is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination; provided that once Mr. Harris has received an annual bonus for fiscal year 2015, and prior to the time that Mr. Harris receives an annual bonus for fiscal year 2017, his average shall be computed based on the annual bonus or bonuses received in respect of fiscal years 2015 and 2016. Accordingly, because Mr. Harris had not yet received a bonus for fiscal year 2015, the amount set forth above is the average annual bonuses paid to him in the three-year period immediately prior to September 30, 2015. If the bonus awarded after September 30, 2015 in the amount of $295,000 were also used in the calculation, the amount included above would have been $295,000.

(4)

Upon termination due to death or disability, Mr. Harris is entitled to receive a pro-rata bonus based on his target bonus for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months after a Change in Control, Mr. Harris is entitled to receive a pro-rata bonus based on the greater of Mr. Harris’s target bonus for the year in which such termination occurs or the bonus earned for the preceding fiscal year. Because Mr. Harris’s bonus for the preceding fiscal year exceeds his target bonus for the year in which such termination occurs and because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is the full amount of Mr. Harris’s bonus for the preceding fiscal year. Such amount would be paid in a lump sum.

(5)

Upon termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of Mr. Harris’s unvested restricted stock awards will vest in full. In each case, the amount was calculated based on a value of $15.77 per share, the closing price of the Company’s common stock on the last trading day of the 2015 fiscal year.

(6)

Mr. Harris and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case, other than within 24 months after a Change in Control; and (iii) until the end of the calendar year following the second year after termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months after a Change in Control. The amounts set forth above are based on the present value of the total estimated cost of providing such health benefits.

(7)

Mr. Harris’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Harris) that Mr. Harris would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Harris would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Harris without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2015, Mr. Harris receives a greater benefit by paying the excise tax. Accordingly, no cut-back would be imposed.

Seth L. Kaplan

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$174,900	$524,700		$874,500
Bonus	—	—	$—	(2)	$625,000	(3)
Pro-Rata Bonus (4)	$174,900	$174,900	—		$275,000
Accelerated Restricted Stock Vesting	—	$—	$—		$2,892,076	(5)
Value of health benefits provided after termination (6)	—	$15,338	$44,283		$64,561
Modified 280G Cutback	—	—	—		0	(7)

Totals	$174,900	$365,138	$568,983		$4,731,137

(1)

Upon a termination due to disability, Mr. Kaplan is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Kaplan is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case, other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Kaplan is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months after a Change in Control.

(2)

Upon resignation for Good Reason or termination by the Company without Cause, in each case, other than within 24 months after a Change in Control of the Company, Mr. Kaplan will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination. The amount of the bonus, if any, Mr. Kaplan would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, no amount is included above. If Mr. Kaplan’s $295,000 bonus for fiscal 2015 had been used in the calculation, the amount included above would have been $295,000.

(3)

Upon resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months following a Change in Control, Mr. Kaplan is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination. If the bonus awarded after September 30, 2015 in the amount of $295,000 were also used in the calculation, the amount included above would have been $683,333.

(4)

Upon termination due to death or disability, Mr. Kaplan is entitled to receive a pro-rata bonus based on his target bonus for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months after a Change in Control, Mr. Kaplan is entitled to receive a pro-rata bonus based on the greater of Mr. Kaplan’s target bonus for the year in which such termination occurs or the bonus earned for the preceding fiscal year. Because Mr. Kaplan’s bonus for the preceding fiscal year exceeds his target bonus for the year in which such termination occurs and because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is the full amount of Mr. Kaplan’s bonus for the preceding fiscal year. Such amount would be paid in a lump sum.

(5)

Upon termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of Mr. Kaplan’s unvested restricted stock awards will vest in full. In each case, the amount was calculated based on a value of $15.77 per share, the closing price of the Company’s common stock on the last trading day of the 2015 fiscal year.

(6)

Mr. Kaplan and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case, other than within 24 months after a Change in Control; and (iii) until the end of the calendar year following the second year after termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months after a Change in Control. The amounts set forth above are based on the present value of the total estimated cost of providing such health benefits.

(7)

Mr. Kaplan’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Kaplan) that Mr. Kaplan would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kaplan would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Kaplan without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2015, Mr. Kaplan receives a greater benefit by paying the excise tax. Accordingly, no cut-back would be imposed.

Directors’ Compensation

In January 2015, following consultation with our independent compensation consultant, we adopted a revised director compensation program to ensure that we compensate our directors in line with market practice.

Directors who are not our employees receive an annual retainer fee of $50,000 and a fee of $1,500 for each Board of Directors meeting attended. Audit Committee members receive $2,500 for each committee meeting attended and members of each other committee receive $1,500 for each committee meeting attended. Our lead independent director receives an additional $15,000 per annum. The chair of each of our audit, compensation, finance, and nominating and corporate governance committees receives an additional fee per annum ($15,000, $12,500, $10,000 and $5,000, respectively), and our Non-executive Chairman of the Board receives an additional $75,000 per annum.

Upon initial election to the Board and at the time of the annual meeting of stockholders each year, each non-Employee director receives a grant of restricted shares of our common stock, which shares vest over a period of three years in equal annual installments. The number of shares is currently set at 3,700, and is subject to review from time to time.

Our stock ownership guidelines, which are described above, apply to our directors in the same manner as they apply to our executive officers. Each director is expected to acquire, within three years of the adoption of the guidelines or joining the Board (whichever is later), shares of common stock equal in value to three times the annual retainer fee. Under these guidelines, each of our directors either holds shares with a value greater than the applicable target dollar value, or we believe will own such amount of shares within the specified three year period.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2015.

Fiscal 2015 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Henry A. Alpert	86,500	53,909	—	140,409
Harvey R. Blau	137,000	53,909	973,141	1,164,050
Thomas J. Brosig(1)	29,250	59,311	—	88,561
Blaine V. Fogg	85,000	53,909	—	138,909
Louis J. Grabowsky(2)	42,000	62,197	—	104,197
Bradley J. Gross	62,000	53,909	—	115,909
Rear Admiral Robert G. Harrison	74,000	53,909	—	127,909
General Donald J. Kutyna	65,000	53,909	—	118,909
General Victor E. Renuart	62,000	53,909	—	115,909
Kevin F. Sullivan	82,000	53,909	—	135,909
Martin S. Sussman(3)	90,000	53,909	—	143,909
William H. Waldorf	84,000	53,909	—	137,909
Joseph J. Whalen	69,000	53,909	—	122,909

(1)	Mr. Brosig was elected to the Board of Directors effective July 30, 2015.

(2)	Mr. Grabowsky was elected to the Board of Directors effective April 30, 2015.

(3)	After serving on the Board of Directors with distinction for over twenty five years, Mr. Sussman passed away in October 2015.

(4)

Represents the aggregate grant date fair value of shares of restricted stock granted to the director during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. The amounts in this column do not correspond to the actual value that will be realized by the director. For information regarding the assumptions made in calculating these amounts, see Note 13, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2015.

The number of outstanding shares of restricted stock held as of September 30, 2015 by each non-employee director other than Messrs. Blau, Brosig, Grabowsky and Renuart was 7,033. As of September 30, 2015, Mr. Blau had outstanding 22,033 shares of restricted stock; each of Messrs. Brosig and Grabowsky had 3,700 shares of restricted stock; and Mr. Renuart had outstanding 5,922 shares of restricted stock.

(5)

Mr. Blau is party to an agreement with the Company, dated July 1, 2001, pursuant to which Mr. Blau is obligated to consult with us and our senior executive officers regarding our businesses and operations. The consulting period was originally for a five year period expiring March 31, 2013. On February 3, 2011, we entered into an amendment with Mr. Blau that extended his consulting period to April 1, 2016, and on January 28, 2015, we entered into an amendment with Mr. Blau that extended his consulting period to April 1, 2021. In return for such consulting services, Mr. Blau earns an annual consulting fee equal to two-thirds of his salary at the time of his retirement from his position as Chief Executive Officer of the Company (adjusted periodically for cost of living increases). During the consulting period Mr. Blau is entitled to the continuation of certain benefits he received as chief executive officer. Accordingly, the table above reflects the following: (a) a consulting fee of $711,014; (b) expenses related to automobile use in the amount of $64,735, which includes an amount allocated to reflect the personal use by Mr. Blau of a car and driver provided by the Company for transport to and from business appointments; (c) club dues in the amount of $32,911; (d) $131,183 paid by us for supplemental medical benefits; and (e) $33,298 paid by us for a term life insurance policy on Mr. Blau. We continue to maintain certain endorsement split-dollar life insurance policies for the benefit of Mr. Blau and Griffon, and accordingly paid related premiums of $147,492 during fiscal year 2015; at such time as benefits are paid under the split-dollar life policies, Griffon is entitled to receive payment of an amount equal to the premiums paid by Griffon over the life of the policies. Under the July 1, 2001 agreement we also have an obligation to provide an insurance death benefit to Mr. Blau in the amount of $5 million, and we maintain certain insurance policies on Mr. Blau’s life, of which Griffon is the owner and beneficiary, as a means to satisfy this obligation; the net cost of maintaining these policies during fiscal 2015 was $170,115, which we satisfied through a net cash reduction in cash surrender value of these insurance policies.

In addition, each of Messrs. Alpert, Blau, Brosig, Fogg, Grabowsky, Harrison, Kutyna, Renuart, Sullivan, Sussman, Waldorf and Whalen participate in group life and accidental death and dismemberment policies maintained by us. We pay the group premiums; the total allocated cost for each such individual is less than $1,000 per year.

PROPOSAL 2—ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.

Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. We currently conduct an advisory vote on the compensation of our named executives annually and the next such stockholder advisory vote after our 2016 Annual Meeting will take place at our 2017 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL 3—APPROVAL OF THE GRIFFON CORPORATION 2016 EQUITY INCENTIVE PLAN

General

The Board of Directors (the “Board”) recommends that our stockholders approve the Griffon Corporation 2016 Equity Incentive Plan (the “Incentive Plan”) which it adopted on November 12, 2015. The general purpose of the Incentive Plan is to attract, motivate and retain selected employees, consultants and non- employee directors for our Company and our subsidiaries, to provide them with incentives and rewards for superior performance and to better align their interests with the interests of our stockholders.

If the Incentive Plan is approved by our stockholders, no new grant of any award will be made pursuant to the Griffon Corporation 2011 Equity Incentive Plan. As of today, the Griffon Corporation 2011 Equity Incentive Plan is the only plan available to be used for grants of equity awards to Griffon employees, consultants and directors.

Outstanding Awards / Three-Year Burn Rate

The following table sets forth information regarding all outstanding Options and unvested Restricted Shares under all of our active equity plans as of the record date, December 11, 2015. The last sales price of our common stock as reported on the New York Stock Exchange on December 11, 2015 was $17.52 per share.

Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Unvested Restricted Shares/RSUs Outstanding	Number of Shares Available for Grant under 2011 Equity Incentive Plan
425,450	20.86	2.4	3,138,810	53,246

We have set forth below a calculation of our burn rate for the last three fiscal years:

Fiscal Year	Total Full-Value Shares Granted (including performance-based shares)	Performance- based Full- Value shares granted	Full-Value shares granted, excluding performance- based shares	Performance Shares for which the applicable performance criteria was certified as attained during the applicable Fiscal Year	Total Granted(1)	Weighted Average Number of Common Shares Outstanding (CSO)	Burn Rate (= Total Granted divided by CSO)
2015	687,506	604,715	82,791	773,137	2,139,820	44,608,000	4.80%
2014	1,123,416	1,002,019	121,397	594,000	1,788,493	49,367,000	3.62%
2013	1,225,285	1,146,892	78,393	0	195,983	54,428,000	0.36%
Average three-year burn rate =							2.93%

(1)

Total granted in a particular fiscal year equals the sum of (a) two and one-half shares for each full-value share granted other than performance shares in such fiscal year, and (b) two and one-half shares for each performance share for which the applicable performance criteria was certified as attained during such fiscal year. Performance shares granted in the applicable fiscal year are excluded from the calculation.

Promotion of Good Corporate Governance Practices

The Incentive Plan retains the best practice provisions of the existing 2011 Equity Incentive Plan that reinforce the alignment between stockholders’ interests and equity compensation arrangements for employees, consultants and directors, and adds certain addition provisions in this regard. These provisions include, but are not limited to, the following:

•

No Liberal Share Recycling. Shares retained by or delivered to Griffon to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the exercise of a stock option or the vesting of restricted stock awards or restricted stock units, and shares purchased by Griffon in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the Incentive Plan.

•	Minimum Vesting Requirements. No restricted stock award, restricted stock unit or other award under the plan may be issued with a vesting period of less than one year.

•	No Single-Trigger Vesting upon a Change in Control. The Incentive Plan does not provide for acceleration of outstanding equity awards solely in connection with a change in control.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Incentive Plan can be automatically replenished.

•	No Discounted Options. A stock option may not be granted with an exercise prices lower than the fair market value of Griffon common stock on the date of grant.

•

No Repricing Without Stockholder Approval. Griffon cannot, without stockholder approval, “reprice” an award by reducing the exercise price of a stock option or exchanging a stock option for a new stock option with a reduced exercise price.

•	No Buyout of Underwater Options. The Incentive Plan prohibits purchasing stock options with respect to which the exercise price is higher than the price of Griffon common stock.

•	No Automatic Grants. The Incentive Plan does not provide for automatic grants to any participant.

•	No Tax Gross-ups. The Incentive Plan does not provide for any tax gross-ups.

•	Clawback Policy. All equity awards granted to executive officers under the Incentive Plan are subject to Griffon’s Clawback Policy.

Summary of the Incentive Plan

The following summary sets forth the principal features of the Incentive Plan, in the form to be approved by our shareholders, and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Exhibit A.

General. The Incentive Plan authorizes the grant of Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, and Other Stock-Based Awards (collectively called “Awards”). Options granted under the Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee (the “Committee”).

Number of Shares Authorized. The number of shares of our common stock available for award under the Incentive Plan is 2,350,000 shares (600,000 of which may be issued as incentive stock options) plus (a) any shares reserved for issuance under the 2011 Equity Incentive Plan as of the effective date of the Incentive Plan, and (b) any shares underlying awards outstanding on such effective date under the 2011 Equity Incentive Plan that are subsequently cancelled or forfeited. As of December 11, 2015, there were 53,246 shares reserved for issuance under the 2011 Equity Incentive Plan.

If any Award is forfeited, or if any Option terminates, expires or lapses without being exercised, shares of our common stock subject to such Award will again be available for future grant. However, shares subject to an Award will not be available for grant if such shares are (a) tendered or withheld by the Company in payment of the exercise price of Options, (b) tendered or withheld by the Company to satisfy any tax withholding obligation, (c) covered by a Stock Appreciation right or other Award and not issued upon the settlement of such Award, or (d) purchased by the Company in the open market with cash proceeds delivered to the Company by a Participant in payment of the option price in connection with the exercise of an Option. In addition, any shares under the Incentive Plan that are used to satisfy award obligations under the plan of another entity that is acquired by our Company will not count against the remaining number of shares available. Finally, if there is any change in our corporate capitalization, the Committee may cancel and make substitutions of Awards or may adjust the number of shares available for award under the Incentive Plan, the number and kind of shares covered by Awards then outstanding under the Incentive Plan and the exercise price of outstanding Options and Stock Appreciation Rights.

Administration. The Committee will administer the Incentive Plan. Subject to the other provisions of the Incentive Plan, the Committee has the authority to:

•	interpret the Incentive Plan;

•	establish and amend rules and regulations relating to the Incentive Plan;

•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and

•	make all other determinations it deems necessary or advisable for the administration of the Incentive Plan.

The Committee may also delegate to one or more officers of our Company the authority to grant Awards to participants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

Eligibility. The Incentive Plan provides that Awards may be granted to employees, non-employee directors and consultants of our Company or its subsidiaries. Incentive stock options may be granted only to employees. The maximum number of shares that may be awarded to a participant in any fiscal year shall not in the aggregate exceed 2,000,000 with respect to Option Awards or 1,000,000 with respect to any Award other than an Option Award.

Each Award granted under the Incentive Plan will be evidenced by a written award agreement between the participant and our Company, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

Performance Awards

Awards of Performance Shares and Performance Units may be made under the Incentive Plan. A Performance Share is a book-entry unit with a value equal to one share of common stock. A Performance Unit is a book-entry unit with a value equal to $1.00. A grant of Performance Shares or Performance Units will vest and become payable to the participant upon the achievement during a specified performance period of performance objectives established by the Committee. Except in the case of Qualified Performance-Based Awards, the Committee may modify performance objectives in whole or in part, during the performance period, as it deems appropriate and equitable.

Performance objectives may be established on a company-wide basis; with respect to one or more subsidiaries, business units, divisions, department or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance objectives, the number of units to which they pertain and the time and manner of payment of the Award, shall be specified in the Award agreement. Payment of Performance Shares and Performance Units will be made in shares of common stock.

In the case of Qualified Performance-Based Awards, the applicable performance objectives are limited to one or more of the following:

•	specified levels of or increases in our Company’s, a division’s, or a subsidiary’s return on capital, equity or assets;

•

earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	net economic profit (which is operating earnings minus a charge to capital);

•	net income;

•	operating income;

•	sales;

•	sales growth;

•	gross margin;

•	direct margin;

•	share price (including but not limited to growth measures and total stockholder return);

•	operating profit;

•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);

•	inventory turns;

•	financial return ratios;

•	market share;

•	balance sheet measurements such as receivable turnover;

•	improvement in or attainment of expense levels;

•	improvement in or attainment of working capital levels;

•	debt reduction;

•	strategic innovations;

•	customer or employee satisfaction

•	the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above; and

•	individual objectives.

The Committee may also condition the grant and vesting or exercise of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares and Other Stock-Based Awards on the achievement of performance objectives as described above.

Options

An Option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each Option agreement will specify the exercise price, the type of Option, the term of the Option, the date when the Option will become exercisable and any applicable performance goals.

Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price under an incentive stock option or nonqualified stock option will not be less than 100% of the fair market value of common stock on the date the Option is granted. However, any optionee who owns more than 10% of the combined voting power of all classes of our Company’s outstanding common stock (a “10% Stockholder”) will not be eligible for the grant of an incentive stock option unless the exercise price of the incentive stock option is at least 110% of the fair market value of the common stock on the date of grant.

Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by cash or check, or subject to approval by the Committee, by certain other shares of common stock owned by the optionee for at least six months, by shares underlying the Option being exercised, or by deferred payment through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the Option, or by any combination of the foregoing methods.

Term of the Option. The term of an Option granted under the Incentive Plan will be no longer than ten years from the date of grant. In the case of an Option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of common stock from the date of the grant of the SAR and the date of exercise payable in shares of common stock. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable, and may specify that the SAR may be exercised only in the event of a change in control of our Company or similar event. No SAR may be exercised more than ten years from the grant date. The Committee may provide that an SAR is deemed to be exercised at the close of business on the date the SAR expires if such an exercise would result in a payment to the SAR holder.

Restricted and Deferred Shares

An Award of Restricted Shares is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events during the restriction period. Each grant of Restricted Shares will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period.

An Award of Deferred Shares is an agreement by our Company to deliver to the recipient a specified number of shares of common stock at the end of a specified deferral period, subject to the fulfillment of conditions specified by the Committee.

Restricted Stock Units

An award of a Restricted Stock Unit is a grant to the recipient of the right to receive, on the date of settlement, one share or an amount equal to the fair market value of one Share. Restricted Stock Units may be settled in cash, shares or any combination thereof; provided, however, that unless otherwise provided in an award agreement, Restricted Stock Units shall be settled in shares.

Other Stock-Based Awards

Other Stock-Based Awards may be granted by the Committee in the form and on such terms and conditions as the Committee shall determine.

General Provisions

Vesting. Each grant of Performance Shares and Performance Units will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable. Each grant of Restricted Shares and Restricted Stock Units shall specify the duration of the restriction period and any other conditions under which the Restricted Shares or Restricted Stock Units would be forfeitable to the Company, including any applicable performance goals. Each grant of Deferred Shares shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals. Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event. In no event will the vesting period for any Award be less than one year.

Dividends, Dividend Equivalents and Ownership Rights. Unless otherwise provided by the Committee, an Award of Restricted Shares entitles the participant to dividend, voting and other ownership rights during the restriction period. The Committee may, in its sole discretion, provide for dividends or dividend equivalents to be payable with respect to other Awards as well. Notwithstanding the foregoing, any dividends paid with respect to Restricted Shares or other Awards shall be subject to the same restrictions that apply to the underlying Award during the restriction period, unless otherwise provided by the Committee. Unless provided otherwise in the applicable Award agreement, an Award of Deferred Shares or Performance Shares does not entitle the participant to dividend equivalents or any dividend, voting or any other ownership rights with respect to the Deferred Shares or Performance Shares.

Nontransferability of Awards. In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options, to certain family members. In addition, an Award grant may provide for additional transfer restrictions on vested shares received upon exercise, delivery or payment of an Award, including restrictions relating to minimum share ownership requirements applicable to any participant.

Termination of Employment or Consulting Services. The Committee may take actions which it believes equitable under the circumstances or in the best interest of our Company with respect to Awards that are not fully vested in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee. Unless otherwise determined by the Committee, a participant who is terminated for “Cause” (as defined in an applicable employment/consulting or severance agreement or Award agreement, or, if no such agreement applies or contains such term, as defined in the Incentive Plan) shall forfeit all unexercised, unearned, and/or unpaid Awards, including vested Awards.

Award Deferrals. An Award Agreement may provide for the deferral of any Award or dividend until a time established by the Committee. Deferrals shall be accomplished by the delivery of a written, irrevocable election by the participant on a form provided by our Company. Deferred Awards may also be credited with interest at rates determined by the Committee.

Change in Control

Unless otherwise provided in the participant’s Award Agreement, in the event of a participant’s termination for any reason other than Cause following a Change in Control, such participant’s Awards other than Options, SARs, Performance Shares, Performance Units and other performance-based Awards, shall become non-forfeitable, and converted to shares of our common stock where applicable, and any unexercised Option or SAR shall become fully exercisable. Alternatively, the Committee may cancel and cash out outstanding Awards or arrange for the substitution of outstanding Awards with fully vested new awards of equal value.

Performance-based Awards. If a Change of Control occurs during one or more performance periods for which the Committee has not yet made a determination as to whether the applicable performance objectives were met, the performance period shall immediately terminate and it shall be assumed that the applicable performance objectives have been attained at a level of one hundred percent (100%). However, a participant’s entitlement to any performance-based Award is conditioned on such participant’s continued employment with the Company or its subsidiaries until the end of the original performance period or the original date upon which restrictions applicable to the Award were to lapse. However, any performance-based Award shall immediately vest, and any applicable restrictions shall lapse, if, within twenty-four (24) months following the Change in Control, the participant’s employment with the Company or its subsidiaries is terminated by the Company or applicable subsidiary without Cause or as a result of the participant’s death.

A “Change in Control” is defined in the Incentive Plan as:

•

an acquisition of more than twenty percent (20%) of the voting power of our Company’s securities, other than (a) an acquisition by or from our Company, or any subsidiary of our Company, or by an employee benefit plan maintained by our Company or any subsidiary, (b) an acquisition by an individual who is a member of the Board as of the effective date of the Incentive Plan, (c) an acquisition by an underwriter in a firm commitment underwriting of securities to be issued by our Company, or (d) an acquisition by any corporation or other entity if immediately following such acquisition, 65% or more of that

Company’s equity and voting power are owned by the same individuals or entities who owned our Company prior to the acquisition, in substantially the same proportions;

•	a sale or other disposition of all or substantially all of our Company’s assets;

•

the consummation of a reorganization, merger or consolidation of our Company, other than such an event which would result in the voting power of our Company’s securities prior to the transaction continuing to represent 65% or more of the voting power of our Company’s or other surviving entity’s securities immediately after the event;

•	the consummation of a plan of liquidation or dissolution of our Company;

•

the individuals on the Board as of the effective date of the Incentive Plan or new directors whose directorship was approved by at least two-thirds of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Incentive Plan cease to constitute a majority of the Board;

•

the sale or other disposition of our Company and/or its subsidiaries, in one transaction or a series of related transactions within 18 consecutive months, of assets accounting for fifty percent (50%) or more of the consolidated revenues of our Company and its subsidiaries, other than transactions in which substantially all the proceeds are used to continue conducting the business of our Company and/or its subsidiaries; or

•

notwithstanding the above-listed events, in the case of a distribution under the Incentive Plan of “deferred compensation” subject to Section 409A of the Code, an event which constitutes a change in control under Section 409A of the Code.

Effective Date, Amendments, and Termination of the Incentive Plan. The Incentive Plan will be effective upon its approval by our Company’s stockholders. The Board of Directors has the authority to amend or terminate the Incentive Plan at any time; provided, however, that stockholder approval is required for any amendment that (i) increases the number of shares available for Awards under the Incentive Plan (other than to reflect a change in our Company’s capital structure), (ii) increases the maximum number of shares allowed for grants to any participant, (iii) changes the class of persons eligible to receive grants of Awards or the types of Awards available under the Incentive Plan, (iv) increases the benefits to participants under the Incentive Plan, or (v) as otherwise required by applicable law or under the rules of any applicable exchange. Further, no Award may be repriced, replaced, regranted through cancellation, or modified without stockholder approval. Finally, the Incentive Plan terminates automatically on November 12, 2025, the tenth anniversary of its adoption by the Board of Directors.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE INCENTIVE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Performance Units and Performance Shares

A participant recognizes no taxable income and our Company is not entitled to a deduction when Performance Units or Performance Shares are awarded. When the Performance Units or Performance Shares vest and become payable upon the achievement of the performance objectives, the participant will recognize ordinary income equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon vesting will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Deferred Shares

A participant recognizes no taxable income and our Company is not entitled to a deduction when Deferred Shares are awarded. When the deferral period for the award ends and the participant receives shares of common stock, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of our common stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Shares and Restricted Stock Units

Restricted Shares and Restricted Stock Units received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such Restricted Shares who does not make the election described below, and any participant who receives Restricted Stock Units, recognizes no taxable income upon the receipt of Restricted Shares or Restricted Stock Units and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Shares or Restricted Stock Units lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Shares or in the shares received upon settlement of Restricted Stock Units will be equal to their fair market value when the forfeiture restrictions lapse with respect to Restricted Shares and when the shares are delivered to the participant in settlement of Restricted Stock Units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or such shares are delivered to the Participant, as applicable. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving Restricted Shares (but not Restricted Stock Units) may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Nonqualified Options

A participant recognizes no taxable income and our Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a nonqualified option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Incentive Plan, non-qualified options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Payment in common stock or Restricted Shares will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

Incentive Stock Options

A participant recognizes no taxable income and our Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and our Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount recognized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Incentive Plan, incentive stock options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock or Restricted Shares surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs

A participant recognizes no taxable income and our Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Other Stock-Based Awards

The tax consequences of receiving Other Stock-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. These tax consequences may vary depending upon the terms and conditions of such awards, but should generally be analogous to the tax consequences for Stock Options, Restricted Shares, Deferred Shares, Performance Units and Shares and SARs, as described above, as the case may be. Accordingly, in most cases, an Other Stock-Based Award, if payable in the form of Shares, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later and, if an Other Stock-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Subject to Section 162(m) of the Code, our Company will be entitled to a corresponding tax deduction. A participant’s tax basis in any Shares received will generally be equal to the fair market value of such Shares when the forfeiture restrictions lapse or the Shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the Shares are transferred, whichever occurs later. Upon sale of the Shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the Shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Section 162(m) Limitations

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is “performance-based compensation” and meets certain other requirements outlined in Code Section 162(m) and related regulations (“Qualified Performance-Based Awards”). If Awards to such persons are intended to qualify as Qualified Performance-Based Awards, the Incentive Plan provides that the maximum performance-based Award that may be granted to the recipient during any one performance period is 1,000,000 shares of common stock.

Withholding

Our Company is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to our Company as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing our Company to retain the number of shares necessary to satisfy the minimum withholding obligation, or by delivering shares held by the participant to our Company in an amount permitted by the administrative guidelines promulgated by the Committee to satisfy all or a portion of the applicable income and employment taxes related to the Award.

New Plan Benefits

Because benefits under the Incentive Plan will depend on the actions of the Committee and the value of our Company’s common stock, it is not possible to determine the benefits that will be received if stockholders approve the Incentive Plan.

Vote Required and the Recommendation of the Board

Approval of the Griffon Corporation 2016 Equity Incentive Plan requires the favorable vote of a majority of the shares present in person or by proxy voting on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE GRIFFON CORPORATION 2016 EQUITY INCENTIVE PLAN.

PROPOSAL 4—APPROVAL OF THE GRIFFON CORPORATION 2016 PERFORMANCE
BONUS PLAN

General

The Board of Directors recommends that the stockholders approve the Griffon Corporation 2016 Performance Bonus Plan (the “Performance Bonus Plan”), which it adopted on November 12, 2015. The general purpose of the Performance Bonus Plan is to benefit and advance our interests by rewarding selected employees of our Company and its subsidiaries and divisions (each such subsidiary or division is referred to herein as a “Business Unit”) for their contributions to our Company’s financial success and thereby motivate the employees to continue to make such contributions to our Company in the future by granting performance-based awards that are fully tax deductible to our Company.

Summary of the Plan

The following general description of certain features of the Performance Bonus Plan is qualified in its entirety by reference to the Performance Bonus Plan, a copy of which is attached hereto as Exhibit B. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Performance Bonus Plan. The Performance Bonus Plan will permit incentive compensation bonus awards to be structured to qualify as “performance-based” compensation under Section 162(m) of the Code.

Background

Section 162(m) of the Code disallows a deduction to our Company for any compensation paid to a “Covered Employee” in excess of $1 million per year, subject to certain exceptions. In general, “Covered Employees” include the chief executive officer and the three most highly compensated executive officers of our Company, other than the chief executive officer and the chief financial officer, who are in the employ of our Company and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.” In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board of Directors composed solely of two or more outside directors, stockholder approval every five years of the material terms of such compensation prior to payment, and certification by the Compensation Committee (the “Committee”) that the performance goals for the payment of such compensation have been achieved.

The 2016 Performance Bonus Plan replaces our 2011 Performance Bonus Plan, which was approved by shareholders on February 3, 2011. The only material difference between the 2016 Performance Bonus Plan and the 2011 Performance Bonus Plan is a reduction in the amount that may be paid to one employee in one fiscal year in connection with all awards under the plan from $10,000,000 to $7,500,000.

The Board of Directors believes that it is in the best interests of our Company and its stockholders to enhance the ability of our Company to attract and retain qualified personnel by providing annual and long-term incentive compensation bonus awards to employees generally, as well as to certain officers that would qualify as “performance-based compensation” under Section 162(m) of the Code, while at the same time obtaining the highest level of deductibility of compensation paid to employees.

Description of the Performance Bonus Plan

The Performance Bonus Plan will be administered by the Committee. The Committee has the authority to administer, interpret and apply the Performance Bonus Plan, including the authority to select the employees (including employees who are directors) to participate in the Performance Bonus Plan, to establish the performance goals, to determine the amount of incentive compensation bonus payable to any participant, and to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the Performance Bonus Plan.

Administration. The Committee will administer the Performance Bonus Plan. Subject to the other provisions of the Performance Bonus Plan, the Committee has the authority to:

•	interpret the Performance Bonus Plan;

•	establish and amend rules and regulations relating to the Performance Bonus Plan;

•	select the participants and establish the performance goals and determine the amounts of incentive compensation payable to any participant upon satisfaction of a performance goal;

•	establish the terms and conditions of any performance based incentive compensation bonus opportunity; and

•	make all other determinations it deems necessary or advisable for the administration of the Performance Bonus Plan.

The Committee may also delegate to one or more executive officers of our Company the authority to administer the Performance Bonus Plan with respect to any participants who are not Covered Employees. The Committee may also, at any time and from time to time, alter, amend, suspend or terminate the Performance Bonus Plan in whole or in part. However, no such amendment shall be effective which alters any grant, performance target or other criteria relating to any grant to a Covered Employee for the performance period in which such amendment is made or any prior performance period, except as such amendment may be made without causing such grant to cease to qualify as performance-based compensation under Section 162(m) of the Code.

Eligibility. All employees of our Company are eligible to participate in the Performance Bonus Plan. The maximum aggregate amount of all incentive compensation bonuses payable to any participant under the Performance Bonus Plan in any single fiscal year shall not exceed $7,500,000. All incentive compensation bonuses paid pursuant to the Performance Bonus Plan will be paid in cash.

Bonus Opportunity and Performance Goals. Bonuses may be payable to a participant as a result of the satisfaction of performance goals in respect of any performance period determined by the Committee. With respect to Covered Employees, prior to the beginning of a performance period or any later date described in Treasury Regulation 1.162-27(e)(2), the Committee will establish a target bonus opportunity or range of bonus opportunities for each participant based upon the attainment of one or more performance goals established by the Committee at such time. With respect to participants who are not Covered Employees, such bonus opportunities and performance goals shall be established prior to the end of any performance period. Performance goals, which may vary among and between participants and incentive compensation bonus opportunities, are limited to one or more of the following:

•	specified levels of or increases in our Company’s and/or a Business Unit’s consolidated pretax earnings; return on capital, equity or assets;

•	earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	net economic profit (which is operating earnings minus a charge to capital);

•	net income;

•	operating income;

•	sales;

•	sales growth;

•	gross margin;

•	direct margin;

•	share price (including but not limited to growth measures and total stockholder return);

•	operating profit;

•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);

•	inventory turns;

•	financial return ratios;

•	market share;

•	balance sheet measurements such as receivable turnover;

•	improvement in, or attainment of, expense levels;

•	improvement in, or attainment of, working capital levels;

•	debt reduction;

•	strategic innovations;

•	customer or employee satisfaction;

•	the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above; and

•	individual objectives.

The Committee shall provide a threshold level of performance below which no incentive compensation bonus will be paid, as well as a maximum level of performance above which no additional incentive compensation bonus will be paid. It also may provide for the payment of differing amounts for different levels of performance, determined with regard either to a fixed monetary amount or a percentage of the participant’s base salary. The Committee shall make such adjustments, to the extent it deems appropriate, to established performance goals and performance thresholds to compensate for, or to reflect, any material changes which may have occurred due to an “Extraordinary Event” (as defined under the Performance Bonus Plan).

As soon as practicable after the end of each performance period, but before any incentive compensation bonuses are paid to the participants under the Performance Bonus Plan, the Committee (subject to any necessary verification) will certify in writing (i) whether the performance goal(s) were attained and (ii) the amount of the incentive compensation bonus payable to each participant based upon the attainment of such specified performance goals. The Committee also may reduce, eliminate, or, with respect only to participants who are not Covered Employees, increase the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, based on such criteria as the Committee shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Committee. Under no circumstances, however, may the Committee, with respect solely to a participant who is a Covered Employee, (a) increase the amount of the incentive compensation otherwise payable to such participant beyond the amount originally established by the Committee, (b) waive the attainment of the performance goals established and applicable to such participant’s incentive compensation or (c) otherwise exercise its discretion so as to cause any incentive compensation bonus payable to such participant to not qualify as “performance-based compensation” under Section 162(m) of the Code.

All amounts due under the Performance Bonus Plan shall be paid within 2 1/2 months of the end of the year in which such incentive compensation is no longer subject to a risk of forfeiture.

The Board of Directors, without the consent of any participant, may amend or terminate the Performance Bonus Plan at any time. However, no amendment that would require the consent of the stockholders pursuant to Section 162(m) of the Code shall be effective without such consent.

Effective Date. The Performance Bonus Plan shall be effective as of November 12, 2015 (the date the Board approved the Plan); provided, however, that the Performance Bonus Plan and any grants under the plan shall be conditioned upon stockholder approval. Accordingly, if stockholder approval is not obtained, the Performance Bonus Plan and any grants issued thereunder shall not be effective.

Vote Required and the Recommendation of the Board

Approval of the Griffon Corporation 2016 Performance Bonus Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable New York Stock Exchange rules, brokers may not vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE PROPOSAL TO APPROVE THE GRIFFON CORPORATION 2016 PERFORMANCE BONUS PLAN.

AUDIT COMMITTEE REPORT

As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended September 30, 2015.

The Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended. The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended September 30, 2015 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton LLP during the last fiscal year for audit and non-audit services, which are set forth below under “Audit and Related Fees” and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP’s independence and concluded that it is.

The Audit Committee* William H. Waldorf (Chairman) Kevin F. Sullivan Joseph J. Whalen

*	Mr. Louis J. Grabowsky, a current member of the Audit Committee, was not a member of the Committee at the time the Committee reviewed the 10-K, and therefore is not listed on this report.

PROPOSAL 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. Although the Company is not required to submit this matter to its stockholders for approval, the Board of Directors believes that its stockholders should have the opportunity to express their view regarding the appointment of the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2016.

Grant Thornton LLP has audited our financial statements annually since 2006. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

AUDIT AND RELATED FEES

Audit Fees

We were billed by Grant Thornton LLP and its affiliates the aggregate amount of approximately $2,577,000 in respect of fiscal 2015 and $2,597,000 in respect of fiscal 2014 for fees for professional services rendered for the audit of our annual financial statements and internal controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and review of our financial statements included in our Forms 10-Q and other filings with the SEC.

Audit-Related Fees

We were billed by Grant Thornton LLP and its affiliates the aggregate amount of approximately $20,000 in respect of fiscal 2015 and $234,000 in respect of fiscal 2014 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not included in the amounts listed above under “Audit Fees.” In fiscal 2015, such amount related to updating our shelf registration statements. In fiscal 2014, such amounts related primarily to the issuance and sale by us of our 5.25% Senior Notes due 2022 and an S-8 registration statement.

Tax Fees

Neither Grant Thornton LLP nor its affiliates billed us any fees for tax-related services in respect of fiscal 2015 or fiscal 2014.

All Other Fees

We were billed by certain affiliates of Grant Thornton LLP approximately $2,000 in respect of each of fiscal 2015 and fiscal 2014 for services not described in the preceding paragraphs.

Our Audit Committee has determined that the services provided by Grant Thornton LLP and its affiliates are compatible with maintaining the independence of Grant Thornton LLP as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with the statement of principles, the Audit Committee determined that all non-prohibited services to be provided by the independent registered public accounting firm are to be approved in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

Vote Required

The ratification of the appointment of Grant Thornton LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE
RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We do not have a written policy for review and approval of related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. However, our practice is that any such transaction be reviewed and approved by the Board of Directors or the Audit Committee, which consists entirely of independent directors.

As described above under “Election of Directors,” in September 2008 GS Direct, an affiliate of Goldman Sachs, acquired 10,000,000 shares of Griffon common stock pursuant to the Investment Agreement in connection with the closing of a common stock rights offering by Griffon. On December 10, 2013, pursuant to the terms of a previously announced transaction that was approved by our Board of Directors, Griffon repurchased 4,444,444 shares of common stock from GS Direct for an aggregate amount of $50 million, or a price of $11.25 per share. Subject to certain exceptions, if GS Direct intends to sell its remaining shares of Griffon common stock at any time prior to December 31, 2016, it will first negotiate in good faith to sell such shares to the Company. Based on a Schedule 13D filed by GS Direct and certain of its affiliates on November 18, 2014, as of such date GS Direct and certain of its affiliates held 5,579,676 shares of Griffon common stock, which equals approximately 11.5% of Griffon’s outstanding common stock. Based on GS Direct’s current ownership level, pursuant to the Investment Agreement GS Direct is entitled to designate one person to serve on Griffon’s Board.

The Investment Agreement provides that, as long as GS Direct is entitled to nominate at least one individual to serve on Griffon’s Board of Directors, Griffon will maintain a finance committee consisting of five members. Based on GS Direct’s current stock ownership level, GS Direct is entitled to nominate one person to serve on the finance committee. The authority and responsibilities of the finance committee are set forth in the Investment Agreement, and are reflected in the current charter of the finance committee.

The Investment Agreement also provides that, so long as GS Direct owns 10% or more of Griffon’s total common equity, subject to certain exceptions, GS Direct may not acquire additional shares, or rights or options to acquire additional shares, of Griffon common stock. However, if GS Direct’s ownership percentage of Griffon common stock decreases as a result of an issuance of voting stock by Griffon, GS Direct can, subject to certain exceptions, acquire in the secondary market additional shares of Griffon’s common stock in order to maintain its ownership percentage. In addition, so long as GS Direct owns 10% or more of Griffon’s total common equity, subject to certain exceptions, GS Direct has agreed not to sell or transfer any of its shares of Griffon common stock except (i) to its affiliates, (ii) to persons that will own, after such transfer, less than 10% of Griffon’s voting stock, or (iii) pursuant to registered underwritten offerings.

The restrictions above will not prohibit GS Direct from making an acquisition proposal directly to Griffon’s Board so long as (i) in the event that Griffon’s Board then determines to commence a process with respect to a potential acquisition proposal, Griffon shall permit GS Direct to participate in the process and (2) if the Board determines to accept and recommend a proposal from a party other than GS Direct that it believes is superior, GS Direct votes its shares with respect to such alternative proposal in the same proportion as all other shares are voted on such proposal.

Griffon also provided certain customary registration rights to GS Direct with respect to the shares of Griffon common stock it acquired in connection with the Investment Agreement.

A copy of the Investment Agreement is included as an exhibit to the Current Report on Form 8-K filed with the SEC on August 13, 2008, which is available from the SEC at its website at www.sec.gov.

FINANCIAL STATEMENTS

A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended September 30, 2015 has been made available to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and The New York Stock Exchange. Based solely upon our review of copies of the forms furnished to us and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2015.

Matters to be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, which we estimate to be $50,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or other means. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to submit their proxies without delay.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Griffon stock, your broker, bank or other nominee may deliver only one copy of the Notice of Internet Availability of Proxy Materials (and this Proxy Statement and our 2015 Annual Report, if you have elected to receive paper copies) to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials (and of this Proxy Statement and our 2015 Annual Report, if applicable) to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request in writing to American Stock Transfer and Trust Company, Proxy Fulfillment Services, 6201 15th Avenue, Brooklyn, NY 11219, or by calling (888) 776-9962. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

Deadline for Submission of Stockholder Proposals for the 2017 Annual Meeting

Proposals of stockholders intended to be presented at the 2017 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than August 19, 2016 to be included in the proxy statement for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received prior to October 1, 2016 or after October 31, 2016, the notice will be considered untimely and we are not required to present such proposal at the 2017 Annual Meeting. If the Board of Directors chooses to present a proposal submitted prior to October 1, 2016 or after October 31, 2016 at the 2017 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2017 Annual Meeting may exercise discretionary voting power with respect to such proposal.

We will provide without charge to any stockholder as of the record date copies of our Annual Report on Form 10-K, Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters of any committee of the Board of Directors upon written request delivered to Seth L. Kaplan, Secretary, at our offices at 712 Fifth Avenue, 18th Floor, New York, New York 10019. These materials may also be found on our website at www.griffoncorp.com.

By Order of the Board of Directors
SETH L. KAPLAN
Senior Vice President, General Counsel and Secretary

Dated: December 17, 2015
New York, New York

EXHIBIT A

GRIFFON CORPORATION
2016 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Griffon Corporation 2016 Equity Incentive Plan (the “Plan”) is to attract, motivate and retain selected employees, consultants and non-employee directors for the Company and its subsidiaries, to provide such persons with incentives and rewards for superior performance and to better align the interests of such persons with the interests of the Company’s stockholders.

2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1. “Award” means any Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Dividend Equivalents or Other Stock-Based Awards granted under the Plan.

2.2. “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, or may be limited to a notation on the Company’s books or records, but shall be signed by a representative of the Company and the Participant unless otherwise approved by the Committee.

2.3. “Base Price” means the price used as the basis for determining the Spread upon the exercise of Stock Appreciation Right.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cause” means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries, the meaning of such term as defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the same meaning as such term is defined in the applicable Award Agreement; and (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or affiliates; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or its Subsidiaries or affiliates; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or affiliates; or (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the Participant’s employment agreement.

2.6. “Change in Control” means, after the Effective Date:

(i) the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition by or from the Company or any Subsidiary, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (b) any acquisition by an individual who as of the Effective Date is a member of the Board, (c) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (d) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Stock and Voting Securities; or

(ii) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iii) the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv) the consummation of a plan of complete liquidation or substantial dissolution of the Company; or

(v) the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(vi) the sale, transfer, assignment, distribution or other disposition by the Company and/or one of its Subsidiaries, in one transaction, or in a series of related transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale, transfer, assignment, distribution or other disposition of the capital stock of any Subsidiary or Subsidiaries), of assets which account for an aggregate of 50% or more of the consolidated revenues of the Company and its Subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction

(or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by the Company and/or its Subsidiaries of the business conducted by the Company and/or its Subsidiaries prior to such transaction.

Notwithstanding Sections 2.6(i) through 2.6(vi) above, in the case of a distribution under the Plan of an amount which is subject to Section 409A of the Code, a “Change in Control” shall not be deemed to have occurred unless an event has occurred which constitutes a “change in control event” as defined under Section 409A of the Code.

2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations and other guidance issued thereunder.

2.8. “Committee” means the Compensation Committee of the Board. The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Shares are traded.

2.9. “Company” means Griffon Corporation, a Delaware corporation, or any successor corporation.

2.10. “Consultant” means an individual who renders services to the Company or a Subsidiary as a consultant, advisor or independent contractor.

2.11. “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 9.

2.12. “Deferred Shares” means an Award pursuant to Section 9 of the right to receive Shares at the end of a specified Deferral Period.

2.13. “Dividend Equivalent” means a right awarded under Section 11.3 to receive (or have credited) the equivalent value of dividends paid on Shares.

2.14. “Effective Date” has the meaning provided in Section 22.

2.15. “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.17. “Fair Market Value” means, on any given date, unless otherwise determined by the Committee, the closing sale prices reported as having occurred on the New York Stock Exchange (or other principal exchange or market on which the Shares are traded or listed) on such date, or, if no sale was made on such date on such principal exchange or market, on the last preceding day on which the Shares were traded or listed.

2.18. “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.19. “Incentive Stock Option” means any Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee in the Award

Agreement, and if the Committee does not designate an Option as an Incentive Stock Option in the Award Agreement, it shall not be treated as an incentive stock option hereunder.

2.20. “Non-employee Director” means a member of the Board who is not an Employee.

2.21. “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.22. “Option” means any option to purchase Shares granted under Section 6.

2.23. “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.24. “Option Price” means the purchase price per share payable upon the exercise of an Option.

2.25. “Other Stock-Based Award” means an Award granted pursuant to Section 9A.

2.26. “Participant” means an Employee, Non-employee Director or Consultant who is selected by the Committee to receive an Award, provided that only Employees may receive grants of Incentive Stock Options.

2.27. “Performance Objectives” means the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above in this Section 2.26; individual objectives; and any combination of the foregoing. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.28. “Performance Period” means a period of time established under Section 5 within which the Performance Objectives relating to Awards are to be achieved.

2.29. “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 5.

2.30. “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 5.

2.31. “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.32. “Restricted Shares” mean Shares granted under Section 8 subject to a substantial risk of forfeiture.

2.33. “Restricted Stock Unit” means the right granted under Section 8 to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share. Restricted Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.

2.34. “Shares” means shares of the Common Stock of the Company, $.25 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 14.

2.35. “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

2.36. “Stock Appreciation Right” means a right granted under Section 7.

2.37. “Subsidiary” means a corporation or other entity in which the Company owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, or in the case of a noncorporate entity, at least 50% of the profits or capital interests in such entity, at the time of such grant.

3. Shares Available Under the Plan.

3.1. Reserved Shares. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be (a) issued upon the exercise or settlement of Options or Stock Appreciation Rights, (b) issued as Restricted Shares and released from substantial risk of forfeiture, (c) issued in payment of Deferred Shares or Performance Shares, (d) issued in settlement of Restricted Stock Units, (e) issued in payment of Dividend Equivalents or (f) issued in connection with Other Stock-Based Awards, shall not in the aggregate exceed 2,350,000 Shares plus any shares reserved for issuance as of the Effective Date, or underlying awards outstanding as of the Effective Date that are subsequently cancelled or forfeited, under the Griffon Corporation 2011 Equity Incentive Plan, as amended (the “2011 Plan”) and the Griffon Corporation 2006 Equity Incentive Plan; provided that, upon the approval of the Plan by the stockholders of the Company, no further awards will be granted under the 2011 Plan. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company. In addition:

(i) To the extent any Shares covered by an Award are not issued to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or canceled, such Shares shall not be deemed to have been issued for purposes of determining the maximum number of Shares available for issuance under the Plan; provided that Shares covered by an Award shall not again be made available for issuance or delivery under the Plan if such shares are (a) tendered to, or withheld by, the Company in payment of an Option Price, (b) tendered to, or withheld by, the Company to satisfy any tax withholding obligation, (c) covered by a Stock

Appreciation Right or other Award and not issued upon the settlement of such Award, or (d) purchased by the Company in the open market with cash proceeds delivered to the Company by a Participant in payment of the Option Price in connection with the exercise of an Option.

(ii) Shares issued under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for issuance under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

3.2. ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 600,000 Shares, subject to adjustment as provided in Section 14.

3.3. Maximum Annual Award. No Participant may receive Awards (including performance-based Awards) in the aggregate in any one fiscal year, subject to adjustment as provided in Section 14, representing more than: (i) 2,000,000 Shares underlying Options; and (ii) 1,000,000 Shares underlying Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Dividend Equivalents and Other Stock-Based Awards. Notwithstanding the above, the maximum number of shares that may be granted to a Participant in respect of any Performance Period underlying Performance Shares and Performance Units that are intended to be Qualified Performance-Based Awards shall not exceed 1,000,000 Shares, subject to adjustment as provided in Section 14.

4. Plan Administration.

4.1. Committee Administration. This Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made, other than one made in bad faith.

4.2. Committee Powers. The Committee shall have full authority to interpret the Plan; to establish and amend rules and regulations relating to the Plan; to select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and to make all other determinations as are necessary or advisable for the administration of the Plan.

4.3. Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

5. Performance Shares and Performance Units. The Committee may authorize grants of Performance Shares and Performance Units, which shall vest and become payable to the Participant upon the achievement of specified Performance Objectives during a specified Performance Period, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1. Terms and Conditions of Performance Share/Performance Unit Awards. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control or other similar transaction or event. Each grant shall specify the Performance Objectives that are to be achieved by the Participant. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment shall be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.2. Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and shall be paid by the Company in Shares.

5.3. Maximum Payment. Subject to Section 3.4 of the Plan, any grant of Performance Shares may specify that the number of Shares payable with respect thereto may not exceed a maximum number of Shares specified by the Committee on the Grant Date.

5.4. Adjustment of Performance Objectives. The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

5.5. Qualified Performance-Based Awards. In the case of a Qualified Performance-Based Award the following provisions shall apply in addition to, and where necessary, in lieu of other provisions of the Plan, including the provisions of Sections 5.1 through 5.4:

(i) Only Employees who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees shall be Participants for a Performance Period within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period.

(ii) The Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Objectives for the Performance Period, and (y) in respect of such Performance Objectives, a minimum acceptable level of achievement below which no Award shall be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(iii) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Objectives and the related formulas or methods as determined pursuant to Section 5.5(ii). The Committee shall then determine the actual number of Shares issuable under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate the amount of the Award, as permitted in the Award Agreement. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

(iv) Subject to Section 20.2, Awards granted for a Performance Period shall be made to Participants within a reasonable time after completion of the certification described in Section 5.5(iii).

5.6. Other Awards. Any grant of an Award under Sections 6, 7, 8, 9 or 9A and/or the vesting or exercise thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of this Section 5 regarding Performance Shares and Performance Units.

6. Options. The Committee may from time to time authorize grants of Options to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1. Number of Shares. Each grant shall specify the number of Shares to which it pertains.

6.2. Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3. Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent, in each such case as is acceptable to the Company, (ii) subject to approval by the Committee, nonforfeitable, unrestricted Shares owned by the Optionee, or shares underlying the Option being exercised, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

6.4. Broker Assisted Exercise. To the extent such program is permitted by the Company and permitted by applicable law, rule or regulations, the Option Price may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a broker assisted exercise program provided by such bank or broker.

6.5. Exercise Period. No Option granted may be exercised more than ten years after the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Option may not be exercised more than five years after the Grant Date.

6.6. Disqualifying Dispositions of ISOs. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

7. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which, shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1. Payment in Shares. Any amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares. Any grant may specify that the number of Shares payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum number of Shares specified by the Committee on the Grant Date.

7.2. Exercise Period. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable; provided that no Stock Appreciation Right granted may be exercised more than ten years after the Grant Date. A grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

7.3. Base Price. Each grant shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of such Share on the Grant Date.

7.4. Deemed Exercise. The Committee may provide that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time the Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment of Shares to the holder of such Stock Appreciation Right.

8. Restricted Shares and Restricted Stock Units. The Committee may also authorize grants to Participants of Restricted Shares and Restricted Stock Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1. Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10. Each grant of Restricted Shares may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

8.2. Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the period of time and conditions under which such Award may be forfeited to the Company. Unless otherwise provided in an Award Agreement, vested Restricted Stock Units shall be settled within 30 days after the applicable vesting date.

9. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1. Deferred Transfer of Shares. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

9.2. Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

9A. Other Stock-Based Awards. The Committee may authorize grants to Participants of Awards, other than those described in Sections 5 through 9, that are based on, related to, or are in some form of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form and have such conditions as the Committee shall determine from time to time, including, without limitation, to whom such Other Stock-Based Awards shall be made, the number of Shares to be awarded thereunder (or underlying such Award), and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

10. Vesting.

10.1. In General. Each grant of Options and Stock Appreciation Rights shall specify the period of continuous employment by the Company or any Subsidiary, or service to the Company or any Subsidiary (and in the case of a Non-employee Director, service on the Board), of the Participant that is necessary before such Options or Stock Appreciation Rights, or installments thereof, shall become exercisable. Each grant of Restricted Shares shall specify the period during which such Restricted Shares shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83, each grant of Restricted Stock Units shall specify the period during which such Restricted Stock Units shall be subject to forfeiture, and each grant of Deferred Shares shall specify the Deferral Period to which such Deferred Shares shall be subject. Each grant of such Award may provide for the earlier exercise of rights, termination of a risk of forfeiture or termination of a Deferral Period in the event of a Change in Control or similar transaction or event. Notwithstanding anything in the Plan to the contrary, no Award shall be granted with a vesting period that is shorter than one year.

10.2. Restrictions on Transfer of Restricted Shares. Each grant of Restricted Shares shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

11. Dividends, Dividend Equivalents, and Other Ownership Rights.

11.1. Restricted Shares. Except as otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Participant to voting and other ownership rights during the period for which a substantial risk of forfeiture exists. Notwithstanding the foregoing, any dividends or other distributions that, but for this sentence, would have become payable with respect to such Restricted Shares during the period in which such substantial risk of forfeiture exists shall not be paid to the Participant unless and until such substantial risk of forfeiture lapses.

11.2. Deferred Shares and Performance Shares. Unless otherwise determined by the Committee, during the applicable Deferral Period or the Performance Period, as the case may be, the Participant shall not have any right to transfer any rights under an Award of Deferred Shares or Performance Shares, shall not have any rights of ownership in the Deferred Shares or Performance Shares and shall not have any right to vote such Deferred Shares or Performance Shares. Except as stated otherwise in an Award Agreement, a Participant shall not be eligible to receive any dividends or other distributions payable on such Deferred Shares or Performance Shares during the applicable Deferral Period or the Performance Period, as the case may be.

11.3. Dividend Equivalents. In connection with the grant of any Award other than Options, Stock Appreciation Rights or Restricted Shares, the Committee may, in its sole discretion, grant Dividend Equivalents to Participants based on the regular cash dividends declared on Shares, to be credited as of the dividend payment dates, during the period between the date such Award is granted and the date such Award vests, as determined by the Committee. Dividend Equivalents that would otherwise become payable with respect to an Award during the period in which such Award is subject to forfeiture shall not be paid to the Participant unless and until such risk of forfeiture lapses. Unless otherwise provided in an Award Agreement, Dividend Equivalents shall be paid in cash no later than March 15th of the year following the year in which the underlying Award vests. The Committee may impose such other conditions on the grant, vesting and payment of a Dividend Equivalent as it deems appropriate in its discretion.

12. Transferability.

12.1. Transfer Restrictions. Except as provided in Section 12.2, no Award granted shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

12.2. Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 12.2. All terms and conditions of the Award, including without limitation provisions relating to termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 12.2. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred Option. In addition, prior to the exercise of a transferred Option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes. Finally, the Company shall be under no obligation to provide a transferee with any notice regarding the transferred Awards held by the transferee upon forfeiture or any other circumstance.

12.3. Restrictions on Transfer. Any Award granted may provide that all or any part of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10, shall be subject to further restrictions upon transfer, including restrictions relating to any minimum Share ownership requirements imposed by the Company with respect to a Participant.

13. Award Agreement. Each grant under the Plan shall be evidenced by an Award Agreement, which shall describe the subject Award, state that the Award is subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

14. Adjustments. The Committee shall make or provide for appropriate adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares, Restricted Stock Units, Performance Shares, Dividend Equivalents and Other Stock-Based Awards granted hereunder, (b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby (including Shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 14. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

16. Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of any taxes required and/or permitted by law to be withheld from an Award by (i) withholding from any payment of Shares due as a result of such Award a number of Shares having a Fair Market Value, as determined by the Company, equal to the minimum amount of such required withholding taxes and/or (ii) permitting the Participant to deliver to the Company Shares having a Fair Market Value, as determined by the Committee, equal to all or any portion of such taxes.

17. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. In the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination of employment or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral

Period is not complete, any Performance Shares or Performance Units that have not been fully earned, any Shares that are subject to any transfer restriction pursuant to Section 12.3, or any Other Stock-Based-Award that is subject to any similar limitations or restrictions, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods with respect to any Option or Stock Appreciation Right; provided that in the case of any Award subject to Section 409A of the Code, the Committee shall not take any action pursuant to this Section 17 unless such action is permissible under Section 409A of the Code and the regulations thereunder.

18. Termination for Cause. A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid or exercised, all unpaid dividends and all interest, if any, accrued on the foregoing.

19. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

20. Amendments and Other Matters.

20.1. Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall: (a) increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 14, (b) change the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan, or (c) increase the benefits to Participants under the Plan, in any such case without the further approval of the stockholders of the Company. The Board shall also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

20.2. Award Deferrals. An Award Agreement may provide that payment of any Award, dividend, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish, provided that no Award of any Option or a Stock Appreciation Right shall be permitted to be deferred and further provided that such deferral is made in accordance with the requirements of Section 409A of the Code. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee in accordance with the requirements of Section 409A of the Code for such purpose, on a form provided by the Company. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee.

20.3. Conditional Awards. To the extent permitted under Section 409A of the Code, the Committee may condition the grant of any Award or combination of Awards on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

20.4. Repricing Prohibited. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 14.

20.5. Underwater Option Buyouts Prohibited. Without the approval of the stockholders of the Company, the Company shall not cancel, or acquire in exchange for cash or other property, any Underwater Option. An Option shall be deemed to be an “Underwater Option” on any given date if, and only if, on such date, the Option Price in respect of such Option is greater than the Fair Market Value on such date; provided that nothing herein shall prevent the Committee or the Board from taking any action provided for in Section 14 or 21.3. In no event shall this Section 20.5 be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

20.6. Amendments to Awards. Subject to the requirements of Section 20.4, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate (including for the purposes of compliance with local laws and regulations or to avoid costly government filings); provided, however, that except to the extent that the Committee determines that an amendment is necessary to avoid a penalty tax under Section 409A of the Code, any such amendment which, in the opinion of the Committee, is materially adverse to the Participant shall require the Participant’s consent.

20.7. No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

20.8. Compliance with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, (a) to the extent that any payment of or in connection with an Award constitutes a payment under a “non-qualified deferred compensation plan,” as defined in Section 409A of the Code, such payment shall be made in compliance with Section 409A of the Code and (b) any adjustment of Shares or prices per Share or substitution of Awards pursuant to Section 14 and any modification of Awards pursuant to Section 17 shall not cause the affected Award to violate the requirements of Section 409A of the Code.

21. Change in Control. Except as otherwise provided at the time of grant in an Award Agreement relating to a particular Award and subject to the requirements of Section 14, if a Change in Control occurs, then:

21.1. If a Participant is terminated without Cause following such Change in Control, the Participant’s Restricted Shares, Restricted Stock Units, Deferred Shares, Performance Shares, Performance Units, Dividend Equivalents or Other Stock-Based Awards that were forfeitable shall, unless otherwise determined by the Committee prior to the occurrence of the Change in Control, become nonforfeitable and, to the extent applicable, shall be converted into Shares.

21.2. If a Participant is terminated without Cause following such Change in Control, the Participant’s unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

21.3. Notwithstanding Sections 21.1 and 21.2, in the event of a Change in Control, the Committee may in its discretion cancel any outstanding Awards and (a) pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event or (b) arrange for substitute awards to be granted to the holders thereof, denominated in the equity of the acquirer or an affiliate thereof, provided such substitute awards substantially preserve the value of the substituted Awards.

21.4. If a Change in Control occurs during the term of one or more Performance Periods for which the Committee has granted Performance Shares, Performance Units or any other performance-based Awards pursuant to the provisions of Section 5, then, upon the occurrence of such Change in Control, unless otherwise determined by the Committee prior to the date thereof, (a) the term of each such Performance Period (hereinafter a “current Performance Period”) shall immediately terminate and (b) for each current Performance Period and each completed Performance Period for which the Committee has not on or before the occurrence of the Change in Control made a determination as to whether and to what degree the Performance Objectives for such period have been attained, the applicable Performance Objectives shall be deemed to have been attained at one hundred percent (100%) of the applicable target level or, if no target level is specified, at such level as shall result in the Participant’s being entitled to receive one hundred percent (100%) of the Award previously granted to him for each such Performance Period; subject to, unless otherwise determined by the Committee prior to the occurrence of the Change in Control, the Participant’s continued service with the Company or its Subsidiaries until the original expiration date of the applicable Performance Period or the original applicable date on which the restrictions applicable to the Award were to lapse, as the case may be (except that upon a termination of the Participant’s employment within 24 months after a Change of Control (i) by the Company without Cause or (ii) as a result of the Participant’s death, the Participant’s Award will immediately vest and the restrictions shall lapse).

21.5. Upon a Change in Control, any Awards deferred by a Participant under Section 20.2, but for which he or she has not received payment as of such date, shall be paid after the occurrence of the Change in Control but no later than the 90th day following such Change in Control.

21.6. Notwithstanding any provision of this Section 21, in the case of any Award subject to Section 409A of the Code, such Award shall vest and be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

22. Effective Date. This Plan shall become effective on the date it is approved by the stockholders of the Company (the “Effective Date”). All Awards shall be governed in accordance with the terms and conditions of the Plan in effect on the date of their respective Award Agreements.

23. Termination. This Plan shall terminate on the tenth anniversary of the earlier of the date on which the Plan was adopted or the Effective Date, and no Award shall be granted after such date.

24. Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

25. Arbitration of Disputes. Any and all disputes arising out of or relating to the Plan or any Award Agreement (or breach thereof) shall be resolved exclusively through binding arbitration in the State of New York in accordance with the rules of the American Arbitration Association then in effect.

26. Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Shares evidencing Awards or any other Award resulting in the payment of Shares prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange or market on which the Shares may be listed, and (iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

27. No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Shares, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

28. No Guarantee of Tax Consequences. Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, shall be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment shall apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts shall not be subject to the 20% penalty tax and interest under Section 409A of the Code.

29. Governing Law. The validity, construction and effect of this Plan and any Award hereunder shall be determined in accordance with the laws of the State of Delaware.

EXHIBIT B

GRIFFON CORPORATION
2016 PERFORMANCE BONUS PLAN

Section 1. Purpose. The purpose of the Griffon Corporation Performance Bonus Plan (the “Plan”) is to benefit and advance the interests of Griffon Corporation, a Delaware corporation (the “Company”), by rewarding selected employees of the Company and its subsidiaries and divisions (each such subsidiary or division is referred to herein as a “Business Unit”) for their contributions to the Company’s financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards (“Awards”).

Section 2. Certain Definitions. For the purposes of the Plan the following terms shall be defined as set forth below:

(a) “Applicable Employee Remuneration” has the meaning given to such term in Section 162(m)(4) of the Code.

(b) “Base Salary Percentage” means a percentage of the Participant’s annual base salary in effect as of the later of (i) the first day of the Performance Period or (ii) the common salary adjustment date within the Performance Period.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board.

(f) “Company Plan” means the Company’s internal Fiscal Year Plan for the relevant Fiscal Year.

(g) “Covered Employee” has the same meaning given to such term in Section 162(m)(3) of the Code; provided, however, that a person will be considered a Covered Employee for purposes of this Plan only if such employee’s Applicable Employee Remuneration for the relevant Fiscal Year is expected to exceed $1,000,000.

(h) “Financial Criteria” has the meaning given to that term in Section 6(a) hereof.

(i) “Fiscal Year” means the fiscal year ending on September 30 or such other period that the Company may hereafter adopt as its fiscal year.

(j) “Performance Period” means the period of time over which the Performance Threshold must be satisfied, which period may be of such length as the Committee, in its discretion, shall select. The Performance Period need not be identical for all Awards. Within one Fiscal Year, the Committee may establish multiple Performance Periods.

(k) “Performance Threshold” has the meaning given to such term in Section 6(b) hereof (in the case of a Covered Employee), or Section 7(b) hereof (in the case of a Participant who is not a Covered Employee).

(l) “Target” has the meaning given to such term in Section 6(a) hereof (in the case of a Covered Employee), or Section 7(a) hereof (in the case of a Participant who is not a Covered Employee).

Section 3. Administration of the Plan.

(a) Generally. The Plan shall be administered by the Committee. The Committee is authorized to administer, interpret and apply the Plan and from time to time may adopt such rules, regulations and guidelines consistent with the provisions of the Plan as it may deem advisable to carry out the Plan, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and Participants (as defined below). The Committee shall have authority to determine the terms and conditions of the Awards granted to Participants.

(b) Delegation. The Committee may delegate its responsibilities for administering the Plan to any executive officer of the Company, as the Committee deems necessary; provided however, that the Committee shall not delegate its responsibilities under the Plan relating to Covered Employees.

(c) Reliance and Indemnification. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee nor any executive officer of the Company shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or such executive officer of the Company with respect to the Plan or Awards granted hereunder, and all members of the Committee and each executive officer of the Company shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 4. Eligible Persons. All employees of the Company shall be eligible to participate in the Plan (“Eligible Persons”). An individual shall be deemed an employee for purposes of the Plan only if such individual receives compensation from either the Company or one of its Business Units for services performed as an employee of the Company or any one of its Business Units for any period during a Performance Period. An Eligible Person who is a Covered Employee shall be entitled to participate in the Plan with respect to a Performance Period which has commenced only if he or she commenced employment on or before the beginning of each Performance Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto).

Section 5. Awards; Participants. Awards may be granted only to Eligible Persons with respect to each Performance Period, subject to the terms and conditions set forth in the Plan. An Eligible Person who has been chosen to receive an Award under the Plan shall be referred to as a “Participant.”

Section 6. Determination of Targets, Performance Thresholds and Base Salary Percentage for Covered Employees. Prior to the beginning of each Performance Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto), the Committee shall adopt each of the following with respect to each Participant who is a Covered Employee:

(a) one or more Targets, which shall be equal to a desired level or levels (as may be measured on an absolute or relative basis, where relative performance may also be measured by reference to: past performance of the Company or a Business Unit, a group of peer companies or by a financial market index) for any Performance Period of: consolidated pretax earnings; return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; individual objectives; and any combination of the foregoing (collectively, the “Financial Criteria”). With respect to any Covered Employee who is employed by a Business Unit, the Financial Criteria shall be based on the results of such Business Unit, results of the Company, or any combination of the two;

(b) a Performance Threshold with respect to each Target, applicable to one or more Financial Criteria, which represents a minimum amount that must be attained for a Participant to receive an Award;

(c) either (i) a Base Salary Percentage, or (ii) fixed monetary amounts, which, in each case, shall be payable as an Award in the event that 100% of such Participant’s Targets are achieved.

(d) a mathematical formula or matrix that shall contain weighting for each Target and indicate the extent to which Awards will be paid if such Participant’s Performance Thresholds with respect to his or her Targets are achieved or exceeded.

The Committee shall make such adjustments, to the extent it deems appropriate, to the Targets and Performance Thresholds to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of Business Units or any unusual circumstances outside of management’s control which, in the sole judgment of the Committee, alters or affects the computation of such Targets and Performance Thresholds or the performance of the Company or any relevant Business Unit (each an “Extraordinary Event”).

Section 7. Determination of Targets, Performance Thresholds and Base Salary Percentage For Participants Who Are Not Covered Employees. Prior to the end of the Performance Period, the Committee shall adopt each of the following with respect to each Participant who is not a Covered Employee:

(a) one or more Targets, which shall be equal to a desired level or levels for any Performance Period of any, or a combination of any, quantitative criteria (the “Quantitative Criteria,” which Quantitative Criteria may include, without limitation, any Financial Criteria) or qualitative criteria (the “Individual Criteria”). With respect to such Participants who are employed by a Business Unit, the Quantitative Criteria may be based on the results of such Business Unit, consolidated results of the Company, or any combination of the two;

(b) a Performance Threshold with respect to each Target, applicable to one or more Quantitative Criteria or Individual Criteria, which represents a minimum that must be attained for a Participant to receive an Award;

(c) either (i) a Base Salary Percentage, or (ii) fixed monetary amounts, which, in each case, shall be payable as an Award in the event that 100% of such Participant’s Targets are achieved.

(d) a mathematical formula or matrix that shall contain weighting for each Target and indicate the extent to which Awards will be paid if such Participant’s Performance Thresholds with respect to his or her Targets are achieved or exceeded.

The Committee may make such adjustments, to the extent it deems appropriate, to the Targets and Performance Thresholds to compensate for, or to reflect, any material changes which may have occurred due to an Extraordinary Event.

Section 8. Calculation of Awards; Certification; Payment; Deferral. As soon as practicable after the end of the Performance Period, and subject to any necessary verification, the Committee shall determine with respect to each Participant whether and the extent to which the Performance Thresholds applicable to such Participant’s Targets were achieved or exceeded. Such Participant’s Award, if any, shall be calculated in accordance with the mathematical formula or matrix determined pursuant to Section 6 or 7, as applicable, and subject to the limitations set forth in Section 9 hereof. The Committee shall certify in writing the amount of such Award and whether each material term of the Plan relating to such Award has been satisfied. Subject to Section 9 hereof, such Award shall become payable in cash as promptly as practicable thereafter, provided however, that any Award shall be paid within 2 1/2 months of the end of the year in which the Award is no longer subject to a risk of forfeiture.

Section 9. Limitations; Modifications to Awards. Each Award determined pursuant to Section 6 or 7 hereof shall be subject to modification or forfeiture in accordance with the following provisions:

(a) Limitations. The maximum amount that may be paid to any one Participant in one Fiscal Year under any and all Awards granted under this Plan is $7,500,000.

(b) Modifications. At any time prior to the payment of an Award, the Committee may, in its sole discretion, (i) increase, decrease or eliminate the Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of any such increase or (ii) decrease or eliminate the Award payable to any Covered Employee, in each case to reflect the individual performance and contribution of, and other factors relating to, such Participant. The Committee may make such adjustments, to the extent it deems appropriate to any Award to compensate for, or to reflect, any Extraordinary Event. The determination of the Committee as to matters set forth in this Section 9(b) shall be final and conclusive.

Section 10. Employment Requirement. No Participant shall have any right to receive payment of any Award unless such Participant remains in the employ of the Company or a Business Unit through the date of payment of such Award; provided, however, that the Committee may, in its sole discretion, pay all or any part of an Award to any Participant who, prior to such date of payment, retires, dies or becomes permanently disabled or where other special circumstances exist with respect to such Participant, so long as the Performance Thresholds applicable to the Participant’s Targets were achieved or exceeded. The maximum amount of such payment, if any, will be calculated, and to the extent determined by the Committee, paid as provided in Section 6 or 7. The determination of the Committee shall be final and conclusive.

Section 11. Miscellaneous.

(a) No Contract; No Rights to Awards or Continued Employment. The Plan is not a contract between the Company and any Participant or other employee. No Participant or other employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its Business Units.

(b) No Right to Future Participation. Participation in the Plan during one Performance Period shall not guarantee participation during any other Performance Period.

(c) Restriction on Transfer. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted (other than by will or the laws of descent and distribution), and any attempted assignment or transfer shall be null and void and shall permit the Committee, in its sole discretion, to extinguish the Company’s obligation under the Plan to pay any Award with respect to such Participant.

(d) Tax Withholding. The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries any Federal, foreign, state or local taxes required by law to be withheld with respect to such payments.

(e) No Restriction on Right of Company to Effect Changes. The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

(f) Source of Payments. The Plan shall be unfunded. The Plan shall not create or be construed to create a trust or separate fund or segregation of assets of any kind or a fiduciary relationship between the Company and a Participant or any other individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof. To the extent that any Participant is granted an Award hereunder, such Participant’s right to receive payment of such Award shall be no greater than the right of any unsecured general creditor of the Company.

(g) No Interest. If the Company for any reason fails to make payment of an Award at the time such Award becomes payable, the Company shall not be liable for any interest or other charges thereon.

(h) Amendment and Termination. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No such amendment shall be effective which alters the Award, Target or other criteria relating to an Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, except any such amendment that may be made without causing such Award to cease to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code.

(i) Governmental Regulations. The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

(j) Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(k) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware, without regard to the choice-of-law principles thereof, and applicable federal law.

(l) Severability. If any term or provision (“Provision”) of the Plan or the application thereof (i) as to any Participant or circumstance (other than as described in clause (ii)) is, to any extent, found to be illegal or invalid, or (ii) would cause any Award to any Covered Employee not to constitute performance-based compensation under Section 162(m)(4)(C) of the Code, then the Committee shall sever such Provision from the Plan and, thereupon, such Provision shall not be a part of the Plan.

(m) Effective Date. The Plan shall be effective as of November 12, 2015; provided, however, that it shall be a condition to the effectiveness of the Plan, and any Awards made on or after November 12, 2015, that the stockholders of the Company (the “Stockholders”) approve the Plan at the first Annual Meeting of Stockholders to be held after such date. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective.

(n) Approval and Reapproval by Stockholders. To the extent required under Section 162(m) of the Code and the regulations thereunder, (i) any change to the material terms of the Financial Criteria shall be disclosed to and approved by the Stockholders at the next Annual Meeting of Stockholders to be held following such change, and (ii) the material terms of the Financial Criteria shall be disclosed to and reapproved by the Stockholders no later than the Annual Meeting of Stockholders that occurs in the fifth year following the year in which Stockholders approve the Financial Criteria.

0

GRIFFON CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS

January 29, 2016

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints RONALD J. KRAMER and SETH L. KAPLAN, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on January 29, 2016 and any postponements or adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR ANY OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2, 3, 4 AND 5 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

1.1	(Continued and to be signed on the reverse side.)	14475

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

January 29, 2016

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20403030303000000000	2	012916
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
The Board of Directors recommends a vote FOR the election of directors. 1. ELECTION OF THE FOLLOWING NOMINEES:					The Board of Directors recommends a vote FOR the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.
		NOMINEES:					FOR	AGAINST	ABSTAIN
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	Henry A. Alpert Blaine V. Fogg Louis J. Grabowsky		2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)	¡	William H. Waldorf		The Board of Directors recommends a vote FOR the approval of the Griffon Corporation 2016 Equity Incentive Plan.
							FOR	AGAINST	ABSTAIN
					3.	Approval of the Griffon Corporation 2016 Equity Incentive Plan.	☐	☐	☐
The Board of Directors recommends a vote FOR the approval of the Griffon Corporation 2016 Performance Bonus Plan.
							FOR	AGAINST	ABSTAIN
					4.	Approval of the Griffon Corporation 2016 Performance Bonus Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR the approval of the ratification of the selection by our audit committee of Grant Thornton LLP.
							FOR	AGAINST	ABSTAIN
					5.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal 2016.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					6.	Upon such other business as may properly come before the meeting or any adjournment thereof.
PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

January 29, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/03170

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20403030303000000000 2	012916

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of directors.

1. ELECTION OF THE FOLLOWING NOMINEES:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Henry A. Alpert ¡ Blaine V. Fogg ¡ Louis J. Grabowsky ¡ William H. Waldorf

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, pleases check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends a vote FOR the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.

		FOR	AGAINST	ABSTAIN
2.	Approval officers of the resolution approving the compensation of our executive as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends a vote FOR the approval of the Griffon Corporation 2016 Equity Incentive Plan.

		FOR	AGAINST	ABSTAIN
3.	Approval of the Griffon Corporation 2016 Equity Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR the approval of the Griffon Corporation 2016 Performance Bonus Plan.

		FOR	AGAINST	ABSTAIN
4.	Approval of the Griffon Corporation 2016 Performance Bonus Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR the approval of the ratification of the selection by our audit committee of Grant Thornton LLP.

		FOR	AGAINST	ABSTAIN
5.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal 2016.	☐	☐	☐

6.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of

GRIFFON CORPORATION

To Be Held On:

January 29, 2016

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to security holders are available at: http://www.astproxyportal.com/ast/03170.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before January 15, 2016.

Please visit http://www.astproxyportal.com/ast/03170, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers) E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. The Annual Meeting will be held at the offices of Dechert LLP, 1095 Avenue of Americas, New York, NY 10036, on Friday, January 29, 2016 at 10:00 a.m. You may obtain directions to the meeting by accessing the following website: http://www.dechert.com/new_york/.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

The Board of Directors recommends a vote FOR the election of directors.		The Board of Directors recommends a vote FOR the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.
1. ELECTION OF THE FOLLOWING NOMINEES:		2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.
NOMINEES:	Henry A. Alpert Blaine V. Fogg	The Board of Directors recommends a vote FOR the approval of the Griffon Corporation 2016 Equity Incentive Plan.
	Louis J. Grabowsky William H. Waldorf	3.	Approval of the Griffon Corporation 2016 Equity Incentive Plan.
The Board of Directors recommends a vote FOR the approval of the Griffon Corporation 2016 Performance Bonus Plan.

		4.	Approval of the Griffon Corporation 2016 Performance Bonus Plan.
The Board of Directors recommends a vote FOR the approval of the ratification of the selection by our audit committee of Grant Thornton LLP.

		5.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal 2016.

		6.	Upon such other business as may properly come before the meeting or any adjournment thereof.
Please note that you cannot use this notice to vote by mail.